Exhibit 10(d) Execution Version $50,000,000 REVOLVING CREDIT AGREEMENT dated as of March 12, 2020 among PPL CAPITAL FUNDING, INC., as the Borrower, PPL CORPORATION, as the Guarantor, THE BANK OF NOVA SCOTIA, as the Lender, and THE BANK OF NOVA SCOTIA, as Sole Lead Arranger and Sole Bookrunner AmericasActive:14409765.7

TABLE OF CONTENTS

| | | Page |
|---|---|---|
| ARTICLE I | DEFINITIONS | 1 |
| Section 1.01 | Definitions | 1 |
| Section 1.02 | Divisions | 11 |
| ARTICLE II | THE CREDITS | 11 |
| Section 2.01 | Reserved | 11 |
| Section 2.02 | Revolving Loans | 11 |
| Section 2.03 | Borrowing Requests | 11 |
| Section 2.04 | Funding of Revolving Loans | 12 |
| Section 2.05 | Noteless Agreement; Evidence of Indebtedness | 12 |
| Section 2.06 | Interest Rates | 12 |
| Section 2.07 | Fees | 14 |
| Section 2.08 | Maturity of Loans; Mandatory Prepayments | 14 |
| Section 2.09 | Optional Prepayments and Repayments | 15 |
| Section 2.10 | Payments by the Borrower | 15 |
| Section 2.11 | Funding Losses | 15 |
| Section 2.12 | Computation of Interest and Fees | 15 |
| Section 2.13 | Basis for Determining Interest Rate Inadequate, Unfair or Unavailable | 15 |
| Section 2.14 | Illegality | 17 |
| Section 2.15 | Increased Cost and Reduced Return | 17 |
| Section 2.16 | Taxes | 18 |
| Section 2.17 | Base Rate Loans Substituted for Affected Euro-Dollar Loans | 20 |
| Section 2.18 | Adjustments to the Maximum Facility Amount | 21 |
| Section 2.19 | Termination of the Facility | 21 |
| ARTICLE III | LETTERS OF CREDIT | 22 |
| Section 3.01 | Letters of Credit | 22 |
| Section 3.02 | Method of Issuance of Letters of Credit | 22 |
| Section 3.03 | Conditions to Issuance of Letters of Credit | 22 |
| Section 3.04 | Drawings under Letters of Credit | 22 |
| Section 3.05 | Reimbursement Obligations | 23 |
| Section 3.06 | Reliance | 23 |
| Section 3.07 | Obligations in Respect of Letters of Credit Unconditional | 23 |
| Section 3.08 | Indemnification in Respect of Letters of Credit | 24 |
| Section 3.09 | ISP98 | 25 |

TABLE OF CONTENTS (continued) Page ARTICLE IV CONDITIONS .......................................................................................................... 25 Section 4.01 Conditions to Closing ................................................................................... 25 Section 4.02 Conditions to All Credit Events ................................................................... 26 ARTICLE V REPRESENTATIONS AND WARRANTIES ......................................................... 26 Section 5.01 Status ............................................................................................................ 26 Section 5.02 Authority; No Conflict ................................................................................. 26 Section 5.03 Legality; Etc. ................................................................................................ 27 Section 5.04 Financial Condition ...................................................................................... 27 Section 5.05 Litigation ...................................................................................................... 27 Section 5.06 No Violation ................................................................................................. 27 Section 5.07 ERISA .......................................................................................................... 27 Section 5.08 Governmental Approvals ............................................................................. 28 Section 5.09 Investment Company Act ............................................................................. 28 Section 5.10 Tax Returns and Payments ........................................................................... 28 Section 5.11 Compliance with Laws ................................................................................. 28 Section 5.12 No Default .................................................................................................... 28 Section 5.13 Environmental Matters ................................................................................. 28 Section 5.14 Material Subsidiaries and Ownership. .......................................................... 29 Section 5.15 OFAC ........................................................................................................... 29 ARTICLE VI COVENANTS ........................................................................................................... 30 Section 6.01 Information ................................................................................................... 30 Section 6.02 Maintenance of Insurance ............................................................................ 31 Section 6.03 Conduct of Business and Maintenance of Existence .................................... 31 Section 6.04 Compliance with Laws, Etc. ......................................................................... 31 Section 6.05 Books and Records ....................................................................................... 32 Section 6.06 Use of Proceeds ............................................................................................ 32 Section 6.07 Merger or Consolidation .............................................................................. 32 Section 6.08 Asset Sales.................................................................................................... 32 Section 6.09 Consolidated Debt to Consolidated Capitalization Ratio ............................. 32 ARTICLE VII DEFAULTS .............................................................................................................. 33 Section 7.01 Events of Default .......................................................................................... 33 ARTICLE VIII MISCELLANEOUS .................................................................................................. 34 Section 8.01 Notices .......................................................................................................... 34

TABLE OF CONTENTS (continued) Page Section 8.02 No Waivers; Non-Exclusive Remedies ........................................................ 35 Section 8.03 Expenses; Indemnification ........................................................................... 35 Section 8.04 Amendments and Waivers ............................................................................ 36 Section 8.05 Successors and Assigns ................................................................................ 37 Section 8.06 Governing Law; Submission to Jurisdiction ................................................ 37 Section 8.07 Counterparts; Integration; Effectiveness ...................................................... 37 Section 8.08 Generally Accepted Accounting Principles .................................................. 37 Section 8.09 Usage ............................................................................................................ 37 Section 8.10 WAIVER OF JURY TRIAL ........................................................................ 38 Section 8.11 Confidentiality .............................................................................................. 39 Section 8.12 USA PATRIOT Act Notice .......................................................................... 39 Section 8.13 No Fiduciary Duty ........................................................................................ 39 Section 8.14 Interest rate Limitation ................................................................................. 40 Section 8.15 Severability ................................................................................................... 40 Section 8.16 Headings ....................................................................................................... 40 ARTICLE IX GUARANTY ............................................................................................................ 40 Section 9.01 Guaranty ....................................................................................................... 40 Section 9.02 Guaranty Unconditional ............................................................................... 40 Section 9.03 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances .............................................................................................. 41 Section 9.04 Waiver by Guarantor .................................................................................... 41 Section 9.05 Subrogation .................................................................................................. 41 Section 9.06 Stay of Acceleration ..................................................................................... 41 Section 9.07 Continuing Guaranty .................................................................................... 42 Section 9.08 Default Payments by Borrower .................................................................... 42

Schedule: Schedule 5.14 - Material Subsidiaries Exhibits: Exhibit A-1 - Form of Borrowing Request Exhibit A-2 - Form of Notice of Conversion/Continuation Exhibit A-3 - Form of Letter of Credit Request Exhibit B - Form of Note Exhibit C - Forms of Opinion of Counsel for the Loan Parties Exhibit D - U.S. Tax Compliance Certificate Exhibit E - Form of Request for an Adjustment Annex: Annex I - Lender Information v

REVOLVING CREDIT AGREEMENT (this “Agreement”) dated as of March 12, 2020 is entered into among PPL CAPITAL FUNDING, INC., a Delaware corporation (the “Borrower”), PPL CORPORATION, a Pennsylvania corporation (the “Guarantor”) and THE BANK OF NOVA SCOTIA, as the Lender. The parties hereto agree as follows: RECITALS The Loan Parties (as hereinafter defined) have requested that the Lender provides a revolving credit facility in an aggregate principal amount not to exceed $50,000,000. In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS Section 1.01 Definitions. All capitalized terms used in this Agreement or in any Appendix, Schedule or Exhibit hereto which are not otherwise defined herein or therein shall have the respective meanings set forth below. “Adjusted London Interbank Offered Rate” means, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the nearest 1/100th of 1%) by dividing (i) the London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage. “Affiliate” means, with respect to any Person, any other Person who is directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through the ownership of stock or its equivalent, by contract or otherwise. “Agreement” has the meaning set forth in the introductory paragraph hereto, as this Agreement may be amended, restated, supplemented or modified from time to time. “Applicable Lending Office” means the Lender’s office located at its address set forth on Annex I, or such other office as the Lender may hereafter designate by notice to the Borrower. “Applicable Percentage” means, for purposes of calculating (i) the applicable interest rate margin for any day for any Base Rate Loans, 0.00% per annum, (ii) the applicable interest rate margin for any day for Euro-Dollar Loans, 0.65% per annum, or (iii) the applicable rate for the Letter of Credit Fee for any day for purposes of Section 2.07(a), 0.65% per annum. “Arranger” means The Bank of Nova Scotia in its capacity as sole lead arranger and sole bookrunner. “Asset Sale” means any sale of any assets, including by way of the sale by the Guarantor or any of its Subsidiaries of equity interests in such Subsidiaries. “Authorized Officer” means the president, the chief operating officer, the chief financial officer, the chief accounting officer, any vice president, the treasurer, the assistant treasurer or the controller of the applicable Loan Party or such other individuals reasonably acceptable to the Lender as may be designated in writing by the Borrower from time to time. 1

“Available Loan Amount” means the Maximum Facility Amount minus the aggregate Principal Obligations for all Loans. “Availability Period” means the period from and including the Effective Date to but excluding the Termination Date. “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any successor statute. “Base Rate” means for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Rate plus 0.5%, (ii) the Prime Rate, and (iii) the Adjusted London Interbank Offered Rate for a Euro-Dollar Loan with an Interest Period of one month commencing on such day plus 100 basis points (1.00%). Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. “Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans. “Base Rate Loan” means a Loan in respect of which interest is computed on the basis of the Base Rate. “Borrower” has the meaning set forth in the introductory paragraph hereto. “Borrower’s Rating” means the senior unsecured long-term debt rating of the Borrower from S&P or Moody’s without giving effect to any third party credit enhancement except for a guaranty of the Guarantor (it being understood that all of the Borrower’s long term debt is Guaranteed by the Guarantor). “Borrowing” means a group of Loans of a single Type made by the Lender on a single date and, in the case of a Euro-Dollar Borrowing, having a single Interest Period. “Borrowing Request” has the meaning set forth in Section 2.03. “Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in New York, New York and if the applicable Business Day relates to any Euro-Dollar Loan, such day must also be a day on which dealings are carried on in the London interbank market. “Capital Lease” means any lease of property which, in accordance with GAAP, should be capitalized on the lessee’s balance sheet. “Capital Lease Obligations” means, with respect to any Person, all obligations of such Person as lessee under Capital Leases, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP. “Change of Control” means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 25% or more of the outstanding shares of Voting Stock of the Guarantor or its successors or (ii) the failure at any time of the Guarantor or its successors to own 80% or more of the outstanding shares of the Voting Stock in the Borrower. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by 2 net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Capitalization” means the sum of, without duplication, (A) the Consolidated Debt (without giving effect to clause (b) of the definition of “Consolidated Debt”) and (B) the consolidated shareowners’ equity (determined in accordance with GAAP) of the common, preference and preferred shareowners of the Guarantor and minority interests recorded on the Guarantor’s consolidated financial statements (excluding from shareowners’ equity (i) the effect of all unrealized gains and losses reported under Financial Accounting Standards Board Accounting Standards Codification Topic 815 in connection with (x) forward contracts, futures contracts, options contracts or other derivatives or hedging agreements for the future delivery of electricity, capacity, fuel or other commodities and (y) Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (ii) the balance of accumulated other comprehensive income/loss of the Guarantor on any date of determination solely with respect to the effect of any pension and other post-retirement benefit liability adjustment recorded in accordance with GAAP), except that for purposes of calculating Consolidated Capitalization of the Guarantor, Consolidated Debt of the Guarantor shall exclude Non Recourse Debt and Consolidated Capitalization of the Guarantor shall exclude that portion of shareowners’ equity attributable to assets securing Non Recourse Debt. “Consolidated Debt” means the consolidated Debt of the Guarantor and its Consolidated Subsidiaries (determined in accordance with GAAP), except that for purposes of this definition (a) Consolidated Debt shall exclude Non Recourse Debt of the Guarantor and its Consolidated Subsidiaries, and (b) Consolidated Debt shall exclude (i) Hybrid Securities of the Guarantor and its Consolidated Subsidiaries in an aggregate amount as shall not exceed 15% of Consolidated Capitalization and (ii) Equity-Linked Securities in an aggregate amount as shall not exceed 15% of Consolidated Capitalization. “Consolidated Subsidiary” means with respect to any Person at any date any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP. “Corporation” means a corporation, association, company, joint stock company, limited liability company, partnership or business trust. “Credit Event” means a Borrowing or the issuance, renewal or extension of a Letter of Credit. “Debt” of any Person means, without duplication, (i) a l l obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all Guarantees by such Person of Debt of others, (iv) all Capital Lease Obligations and Synthetic Leases of such Person, (v) all obligations of such Person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (the amount of any such obligation to be the net amount that would be payable upon the acceleration, termination or liquidation thereof), but only to the extent that such net obligations exceed $50,000,000 in the aggregate and (vi) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances; provided, however, that “Debt” of such Person does not include (a) obligations of such Person under any installment sale, conditional sale or title retention agreement or any other agreement relating to obligations for the deferred purchase price of property or services, (b) obligations under agreements relating to the purchase and sale of any commodity, including any power sale or purchase agreements, any commodity hedge or derivative (regardless of whether any such transaction is a “financial” or physical transaction), (c) any trade obligations or other obligations of such Person incurred in the ordinary course of business or (d) obligations of such Person under any lease agreement (including any lease intended as security) that is not a Capital Lease or a Synthetic Lease. 3

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any Event of Default or any other condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default. “Dollars” and the sign “$” means lawful money of the United States of America. “Effective Date” means the date on which the Lender determines that the conditions specified in or pursuant to Section 4.01 have been satisfied. “Environmental Laws” means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or other written governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or Hazardous Substances or wastes. “Environmental Liabilities” means all liabilities (including anticipated compliance costs) in connection with or relating to the business, assets, presently or previously owned, leased or operated property, activities (including, without limitation, off-site disposal) or operations of the Guarantor or any of its Subsidiaries which arise under Environmental Laws. “Equity-Linked Securities” means any securities of the Guarantor or any of its Subsidiaries which are convertible into, or exchangeable for, equity securities of the Guarantor or such Subsidiary, including any securities issued by any of such Persons which are pledged to secure any obligation of any holder to purchase equity securities of the Guarantor or any of its Subsidiaries. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute. “ERISA Group” means each of the Loan Parties and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with each of the Loan Parties, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code. “Euro-Dollar Borrowing” means a Borrowing comprised of Euro-Dollar Loans. “Euro-Dollar Loan” means a Loan in respect of which interest is computed on the basis of the Adjusted London Interbank Offered Rate pursuant to the applicable Borrowing Request or Notice of Conversion/Continuation. “Euro-Dollar Reserve Percentage” of the Lender for the Interest Period of any Euro-Dollar Loan means the maximum percentage in effect on such day, (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”); and (ii) to be maintained by the Lender as required 4 for reserve liquidity, special deposit, or similar purpose by any governmental or monetary authority of any country or political subdivision thereof (including any central bank), against (A) any category of liabilities that includes deposits by reference to which a London Interbank Offered Rate is to be determined, or (B) any category of extension of credit or other assets that includes Loans or Groups of Loans to which a London Interbank Offered Rate applies. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage. “Event of Default” has the meaning set forth in Section 7.01. “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official government interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code. “Federal Funds Rate” means for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward, if necessary, to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the Effective Date; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Rate” for such day shall be the Federal Funds Rate for the last day on which such rate was announced. “GAAP” means United States generally accepted accounting principles applied on a consistent basis. “Governmental Authority” means any federal, state or local government, authority, agency, central bank, quasi-governmental authority, court or other body or entity, and any arbitrator with authority to bind a party at law. “Group of Loans” means at any time a group of Revolving Loans consisting of (i) all Revolving Loans which are Base Rate Loans at such time or (ii) all Revolving Loans which are Euro-Dollar Loans of the same Type having the same Interest Period at such time; provided, that, if a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Sections 2.13 or 2.17, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made. “Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for payment of such Debt, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. 5

“Guarantor” has the meaning set forth in the introductory paragraph hereto. “Guaranty” means the guaranty of the Guarantor set forth in Article IX. “Hazardous Substances” means any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics. “Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years issued by any of the Loan Parties, or any business trusts, limited liability companies, limited partnerships (or similar entities) (i) all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly Owned Subsidiaries) at all times by the Guarantor or any of its Subsidiaries, (ii) that have been formed for the purpose of issuing hybrid preferred securities and (iii) substantially all the assets of which consist of (A) subordinated debt of the Guarantor or a Subsidiary of the Guarantor, as the case may be, and (B) payments made from time to time on the subordinated debt. “Indemnitee” has the meaning set forth in Section 8.03(b). “Interest Period” means with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Borrowing Request or on the date specified in the applicable Notice of Conversion/Continuation and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided, that: (i) any Interest Period which would otherwise end on a day which is not a Business Day shall, subject to clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month; and (iii) no Interest Period shall end after the Termination Date. “Interest Rate Protection Agreements” means any agreement providing for an interest rate swap, cap or collar, or any other financial agreement designed to protect against fluctuations in interest rates. “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, or any successor statute. “Lender” means The Bank of Nova Scotia. “Letter of Credit” means any letter of credit issued under this Agreement by the Lender on or after the Effective Date. “Letter of Credit Fee” has the meaning set forth in Section 2.07(a). “Letter of Credit Liabilities” means the sum of (A) the aggregate amount that is (or may thereafter become) available for drawing under all Letters of Credit outstanding at such time plus (B) the aggregate unpaid amount of all Reimbursement Obligations outstanding at such time. 6

“Letter of Credit Request” has the meaning set forth in Section 3.02. “LIBOR Successor Rate” shall have the meaning specified in Section 2.13. “LIBOR Successor Rate Conforming Changes” shall have the meaning specified in Section 2.13. “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance intended to confer or having the effect of conferring upon a creditor a preferential interest. “Loan” means a Base Rate Loan or a Euro-Dollar Loan, and “Loans” means any combination of the foregoing. “Loan Documents” means this Agreement and the Notes. “Loan Parties” means the Borrower and the Guarantor. “London Interbank Offered Rate” means for any Euro-Dollar Loan for any Interest Period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Lender which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such Euro-Dollar Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Lender at such time (which determination shall be conclusive absent manifest error)). “Margin Stock” means “margin stock” as such term is defined in Regulation U. “Material Adverse Effect” means (i) any material adverse effect upon the business, assets, financial condition or operations of the Guarantor or the Guarantor and its Subsidiaries, taken as a whole; (ii) a material adverse effect on the ability of the Loan Parties taken as a whole to perform their obligations under this Agreement, the Notes or the other Loan Documents or (iii) a material adverse effect on the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents. “Material Debt” means Debt (other than the Notes) of any Loan Party in a principal or face amount exceeding $50,000,000. “Material Plan” means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000. For the avoidance of doubt, where any two or more Plans, which individually do not have Unfunded Liabilities in excess of $50,000,000, but collectively have aggregate Unfunded Liabilities in excess of $50,000,000, all references to Material Plan shall be deemed to apply to such Plans as a group. “Material Subsidiary” means each Subsidiary of the Guarantor listed on Schedule 5.14 and each other Subsidiary of the Guarantor designated by the Guarantor as a “Material Subsidiary” in writing to the Lender, in either case, for so long as such Material Subsidiary shall be a Wholly Owned Subsidiary of the Guarantor. 7

“Maximum Facility Amount” means $50,000,000. “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Lender may select. “Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions. “Note” means a promissory note, substantially in the form of Exhibit B hereto, issued at the request of the Lender evidencing the obligation of the Borrower to repay outstanding Revolving Loans. “Notice of Conversion/Continuation” has the meaning set forth in Section 2.06(d)(ii). “Obligations” means: (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on any Loan, fees payable or Reimbursement Obligation under, or any Note issued pursuant to, this Agreement or any other Loan Document; (ii) all other amounts now or hereafter payable by the Borrower and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower, whether or not allowed or allowable as a claim in any such proceeding) on the part of the Borrower pursuant to this Agreement or any other Loan Document; (iii) all expenses of the Lender as to which the Lender has a right to reimbursement under Section 8.03(a) hereof or under any other similar provision of any other Loan Document; (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.03 hereof or under any other similar provision of any other Loan Document; and (v) in the case of each of clauses (i) through (iv) above, together with all renewals, modifications, consolidations or extensions thereof. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Optional Adjustment” shall have the meaning set forth in Section 2.18. “Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan document). 8

“Other Taxes” has the meaning set forth in Section 2.16(b). “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA. “Permitted Business” with respect to any Person means a business that is the same or similar to the business of the Guarantor or any Subsidiary of the Guarantor as of the Effective Date, or any business reasonably related thereto. “Person” means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof. “Plan” means at any time an employee pension benefit plan (including a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group. “Prime Rate” means the interest rate per annum announced from time to time by the Lender at the main banking office of the Lender in New York, New York as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Lender. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced. “Public Reporting Company” means a company subject to the periodic reporting requirements of the Securities and Exchange Act of 1934. “Principal Obligations” means the sum of the aggregate outstanding principal amount of the Loans. “Quarterly Date” means the last Business Day of each of March, June, September and December. “Rating Agency” means S&P or Moody’s, and “Rating Agencies” means both of them. “Register” has the meaning set forth in Section 8.05(b). “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation. “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation. “Reimbursement Obligations” means at any time all obligations of the Borrower to reimburse the Lender pursuant to Section 3.05 for amounts paid by the Lender in respect of drawings under Letters of Credit. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, trustees, administrators, managers, agents, representatives and advisors of such Person and of such Person’s Affiliates. 9

“Revolving” means, when used with respect to (i) a Borrowing, a Borrowing made by the Borrower under Section 2.02, as identified in the Borrowing Request with respect thereto, and (ii) a Loan, a Loan made under Section 3.01; provided, that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term “Revolving Loan” shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be. “Revolving Outstandings” means at any time, with respect to the Lender, the sum of (i) the aggregate principal amount of the Lender’s outstanding Revolving Loans plus (ii) the aggregate amount of the Lender’s Letter of Credit Liabilities. “Revolving Outstandings Excess” has the meaning set forth in Section 2.08. “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Lender may select. “Sanctioned Country” means a country or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (currently, Cuba, Iran, North Korea, Sudan, and Syria). “Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are, (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country. “Sanctions” means sanctions administered or enforced by OFAC, the U.S. State Department, the European Union, any European Union member state, Her Majesty's Treasury of the United Kingdom or any other applicable sanctions authority. “Scheduled Unavailability Date” shall have the meaning specified in Section 2.13. “SEC” means the Securities and Exchange Commission. “Subsidiary” of a Person means any Corporation, a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. “Taxes” has the meaning set forth in Section 2.16(a). “Termination Date” means March 10, 2021. “Type”, when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. “Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to 10 the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA. “United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions. “Voting Stock” means stock (or other interests) of a Corporation having ordinary voting power for the election of directors, managers or trustees thereof, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency. “Wholly Owned Subsidiary” means, with respect to any Person at any date, any Subsidiary of such Person all of the Voting Stock of which (except directors’ qualifying shares) is at the time directly or indirectly owned by such Person. Section 1.02 Divisions. For all purposes under the Loan Documents, pursuant to any statutory division or plan of division under Delaware law, including a statutory division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any comparable event under a different state’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of one or more different Persons, then such asset, right, obligation or liability shall be deemed to have been transferred from the original Person to the subsequent Person(s) on the date such division becomes effective, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests on the date such division becomes effective. ARTICLE II THE CREDITS Section 2.01 Reserved. Section 2.02 Revolving Loans. Subject to the terms and conditions herein set forth, on any Business Day during the Availability Period, the Lender may, in its sole discretion, make Loans to the Borrower in an aggregate principal amount at any one time outstanding up to the Maximum Facility Amount less the sum of all outstanding Letter of Credit Liabilities; provided that, after making any such Loans the Principal Obligations shall not exceed the Available Loan Amount. Subject to the foregoing limitation and the other terms and conditions hereof, the Borrower may borrow, repay without penalty or premium, and re-borrow hereunder, during the Availability Period. Section 2.03 Borrowing Requests. The Lender agrees, on the terms and conditions set forth in this Agreement, to consider requests for Borrowings from the Borrower. The Borrower shall give the Lender notice which notice may be in writing or by telephone immediately confirmed in writing substantially in the form of Exhibit A-1 hereto (a “Borrowing Request”, it being understood that the Lender may rely on the authority of any individual making any such a telephonic request without the necessity of receipt of such written confirmation) not later than (a) 11:30 A.M. (New York time) on the date of each Base Rate Borrowing and (b) 12:00 Noon (New York, New York time) on the third Business Day (or, solely with respect to any Euro-Dollar Borrowing to be made on the first Business Day after the Effective Date, one Business Day) before each Euro-Dollar Borrowing, specifying: (i) the date of such Borrowing, which shall be a Business Day; (ii) the aggregate amount of such Borrowing; 11

(iii) the initial Type of the Loans comprising such Borrowing; and (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period. Notwithstanding the foregoing, no more than six (6) Groups of Euro-Dollar Loans shall be outstanding at any one time, and any Loans which would exceed such limitation shall be made as Base Rate Loans. Section 2.04 Funding of Revolving Loans. Not later than (a) 1:00 P.M. (New York, New York time) on the date of each Base Rate Borrowing and (b) 12:00 Noon (New York, New York time) on the date of each Euro- Dollar Borrowing, the Lender shall make available such Borrowing, in Federal or other funds immediately available in New York, New York to the Borrower. Section 2.05 Noteless Agreement; Evidence of Indebtedness. (a) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. (b) The Lender shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Borrower. (c) The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. (d) The Lender may request that its Loans be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to the Lender a Note payable to the order of the Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any the Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above. Section 2.06 Interest Rates. (a) Interest Rate Options. The Loans shall, at the option of the Borrower and except as otherwise provided herein, be incurred and maintained as, or converted into, one or more Base Rate Loans or Euro-Dollar Loans. (b) Base Rate Loans. Each Loan which is made as, or converted into, a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the sum of the Base Rate for such day plus the Applicable Percentage for Base Rate Loans for such day. Such interest shall, in each case, be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro- Dollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest beyond 12 any period of grace contemplated in Section 7.01(b) on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day. (c) Euro-Dollar Loans. Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Adjusted London Interbank Offered Rate for such Interest Period plus the Applicable Percentage for Euro-Dollar Loans for such day. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest beyond any period of grace contemplated in Section 7.01(b) on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the sum of (A) the Adjusted London Interbank Offered Rate applicable to such Loan at the date such payment was due plus (B) the Applicable Percentage for Euro-Dollar Loans for such day (or, if the circumstance described in Section 2.13 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day). (d) Method of Electing Interest Rates. (i) Subject to Section 2.06(a), the Loans included in each Revolving Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Borrowing Request. Thereafter, with respect to each Group of Loans, the Borrower shall have the option (A) to convert all or any part of (y) so long as no Default is in existence on the date of conversion, outstanding Base Rate Loans to Euro-Dollar Loans and (z) outstanding Euro-Dollar Loans to Base Rate Loans; provided, in each case, that the amount so converted shall be equal to $5,000,000 or any larger integral multiple of $1,000,000, or (B) upon the expiration of any Interest Period applicable to outstanding Euro-Dollar Loans, so long as no Default is in existence on the date of continuation, to continue all or any portion of such Loans, equal to $5,000,000 and any larger integral multiple of $1,000,000 in excess of that amount as Euro-Dollar Loans. The Interest Period of any Base Rate Loan converted to a Euro-Dollar Loan pursuant to clause (A) above shall commence on the date of such conversion. The succeeding Interest Period of any Euro-Dollar Loan continued pursuant to clause (B) above shall commence on the last day of the Interest Period of the Loan so continued. Euro-Dollar Loans may only be converted on the last day of the then current Interest Period applicable thereto or on the date required pursuant to Section 2.17. (ii) The Borrower shall deliver a written notice of each such conversion or continuation (a “Notice of Conversion/Continuation”) to the Lender no later than (A) 12:00 Noon (New York, New York time) at least three (3) Business Days before the effective date of the proposed conversion to, or continuation of, a Euro Dollar Loan and (B) 11:30 A.M. (New York, New York time) on the day of a conversion to a Base Rate Loan. A written Notice of Conversion/Continuation shall be substantially in the form of Exhibit A-2 attached hereto and shall specify: (A) the Group of Loans (or portion thereof) to which such notice applies, (B) the proposed conversion/continuation date (which shall be a Business Day), (C) the aggregate amount of the Loans being converted/continued, (D) an election between the Base Rate and the Adjusted London Interbank Offered Rate and (E) in the case of a conversion to, or a continuation of, Euro- Dollar Loans, the requested Interest Period. . (e) Determination and Notice of Interest Rates. The Lender shall determine each interest rate applicable to the Loans hereunder. The Lender shall give prompt notice to the Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. 13

Any notice with respect to Euro-Dollar Loans shall, without the necessity of the Lender so stating in such notice, be subject to adjustments in the Applicable Percentage applicable to such Loans after the beginning of the Interest Period applicable thereto. When during an Interest Period any event occurs that causes an adjustment in the Applicable Percentage applicable to Loans to which such Interest Period is applicable, the Lender shall give prompt notice to the Borrower of such event and the adjusted rate of interest so determined for such Loans, and its determination thereof shall be conclusive in the absence of manifest error. Section 2.07 Fees. (a) Letter of Credit Fees. The Borrower shall pay to the Lender a fee (the “Letter of Credit Fee”) for each day at a rate per annum equal to the Applicable Percentage for the Letter of Credit Fee for such day. The Letter of Credit Fee shall accrue from and including the Effective Date to but excluding the last day of the Availability Period on the aggregate amount available for drawing under any Letters of Credit outstanding on such day and shall be payable for the account of the Lender. Any overdue Letter of Credit Fees beyond any period of grace contemplated in Section 7.01(b) shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to the Letter of Credit Fees for such day. In addition, the Borrower agrees to pay to the Lender, upon each issuance of, payment under, and/or amendment of, a Letter of Credit, such amount as shall at the time of such issuance, payment or amendment be the administrative charges and expenses which the Lender is customarily charging for issuances of, payments under, or amendments to letters of credit issued by it. (b) Payments. Except as otherwise provided in this Section 2.07, accrued fees under this Section 2.07 in respect of Loans and Letter of Credit Liabilities shall be payable quarterly in arrears on each Quarterly Date, on the last day of the Availability Period and, if later, on the date the Loans and Letter of Credit Liabilities shall be repaid in their entirety. Fees paid hereunder shall not be refundable under any circumstances. Section 2.08 Maturity of Loans; Mandatory Prepayments. (a) Scheduled Repayments and Prepayments of Loans; Overline Repayments. (i) The Revolving Loans shall mature on the Termination Date, and any Revolving Loans and Letter of Credit Liabilities then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable or, in the case of Letters of Credit, cash collateralized pursuant to Section 2.08(a)(ii), on such date. (ii) If on any date the aggregate Revolving Outstandings exceed the aggregate amount of the Commitments (such excess, a “Revolving Outstandings Excess”), the Borrower shall prepay, and there shall become due and payable (together with accrued interest thereon) on such date, an aggregate principal amount of Revolving Loans equal to such Revolving Outstandings Excess. If, at a time when a Revolving Outstandings Excess exists and (x) no Revolving Loans are outstanding or (y) the Commitment has been terminated pursuant to this Agreement and, in either case, any Letter of Credit Liabilities remain outstanding, then, in either case, the Borrower shall cash collateralize any Letter of Credit Liabilities by depositing into a cash collateral account established and maintained (including the investments made pursuant thereto) by the Lender pursuant to a cash collateral agreement in form and substance satisfactory to the Lender an amount in cash equal to the then outstanding Letter of Credit Liabilities. In determining Revolving Outstandings for purposes of this clause (ii), Letter of Credit Liabilities shall be reduced to the extent that they are cash collateralized as contemplated by this Section 2.08(a)(ii). 14

(b) Applications of Prepayments and Reductions. (i) Each payment or prepayment of Loans pursuant to this Section 2.08 shall be applied to the respective Loans of the Lender. (ii) Each payment of principal of the Loans shall be made together with interest accrued on the amount repaid to the date of payment. (iii) Each payment of the Loans shall be applied to such Groups of Loans as the Borrower may designate (or, failing such designation, as determined by the Lender). Section 2.09 Optional Prepayments and Repayments. (a) Prepayments of Loans. Subject to Section 2.13, the Borrower may (i) upon at least one (1) Business Days’ notice to the Lender, prepay any Base Rate Borrowing or (ii) upon at least three (3) Business Days’ notice to the Lender, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger integral multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay the Loans of the Lender included in such Borrowing. Section 2.10 Payments by the Borrower. The Borrower shall make each payment of principal of and interest on the Loans and Letter of Credit Liabilities and fees hereunder (other than fees payable directly to the Lender) not later than 12:00 Noon (New York, New York time) on the date when due, without set- off, counterclaim or other deduction, in Federal or other funds immediately available in New York, New York, to the Lender at its address referred to in Section 8.01. Whenever any payment of principal of or interest on the Base Rate Loans or Letter of Credit Liabilities or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of or interest on the Euro-Dollar Loans shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. Section 2.11 Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan pursuant to the terms and provisions of this Agreement (any conversion of a Euro- Dollar Loan to a Base Rate Loan pursuant to Section 2.17 being treated as a payment of such Euro-Dollar Loan on the date of conversion for purposes of this Section 2.11) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(c); provided, that the Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Section 2.12 Computation of Interest and Fees. Interest on Loans based on the Base Rate hereunder (other than pursuant to clause (iii) of the definition of “Base Rate”) and Letter of Credit Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed. All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Section 2.13 Basis for Determining Interest Rate Inadequate, Unfair or Unavailable. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan the Lender shall determine that no reasonable means exists for determining the Adjusted London Interbank Offered Rate, the Lender shall 15 forthwith give notice thereof to the Borrower, whereupon, until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans shall be suspended; and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the current Interest Period applicable thereto. Unless the Borrower notifies the Lender at least two (2) Business Days before the date of (or, if at the time the Borrower receives such notice the day is the date of, or the date immediately preceding, the date of such Euro-Dollar Borrowing, by 10:00 A.M. (New York, New York time) on the date of) any Euro-Dollar Borrowing for which a Borrowing Request has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Lender determines (which determination shall be conclusive absent manifest error), or the Borrower notifies the Lender that the Borrower has determined, that: (i) the circumstances set forth in Section 2.13 have occurred and such circumstances are unlikely to be temporary; (ii) the administrator of the London Interbank Offered Rate or a Governmental Authority having jurisdiction over the Lender has made a public statement identifying a specific date after which the London Interbank Offered Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or (iii) any applicable interest rate specified herein (other than the Prime Rate or the Federal Funds Rate) is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency, then, reasonably promptly after such determination by the Lender or receipt by the Lender of such notice, as applicable, the Lender and such Borrower shall negotiate in good faith to amend this Agreement to replace the London Interbank Offered Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 P.M. (New York, New York time) on the fifth Business Day after the Lender shall have posted such proposed amendment to the Borrower. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Lender, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Lender. If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Lender will promptly so notify each Borrower. Thereafter, (x) the obligation of the Lender to make or maintain Euro-Dollar Loans shall be suspended (to the extent of the affected Euro-Dollar Loans or Interest Periods only), and (y) the London Interbank Offered Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, any Borrower may revoke any pending request for a Borrowing of, conversion to, or continuation of Euro-Dollar Loans (to the extent of the affected Euro-Dollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a Base Rate Borrowing (subject to the foregoing clause (y)) in the amount specified therein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than 0% for purposes of this Agreement. For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, determined by the Lender with the consent of the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender determines that adoption of any 16 portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Lender. Section 2.14 Illegality. If, on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lender (or its Applicable Lending Office) to make, maintain or fund its Euro-Dollar Loans and the Lender shall give notice thereof to the Borrower, whereupon until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lender to make Euro-Dollar Loans, or to convert outstanding Loans into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Lender pursuant to this Section, the Lender shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. If such notice is given, each Euro-Dollar Loan of the Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if the Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if the Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day. Section 2.15 Increased Cost and Reduced Return. (a) Increased Costs. If after the Effective Date, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall (i) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against Letters of Credit issued or participated in by, assets of, deposits with or for the account of or credit extended by, the Lender (or its Applicable Lending Office), (ii) subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Euro-Dollar Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (other than (A) Taxes, (B) Other Taxes and (C) the imposition of, or any change in the rate of, any taxes described in clauses (i) through (iv) of the definition of Taxes in Section 2.16(a), (D) Connection Income Taxes, and (E) Taxes attributable to a Lender’s failure to comply with Section 2.16(e)) and or (iii) impose on the Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, Notes, obligation to make Euro- Dollar Loans or obligations hereunder in respect of Letters of Credit, and the result of any of the foregoing is to increase the cost to the Lender (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Lender (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, then, within fifteen (15) days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts, as determined by the Lender in good faith, as will compensate the Lender for such increased cost or reduction, solely to the extent that any such additional amounts were incurred by the Lender within ninety (90) days of such demand. (b) Capital Adequacy. If the Lender shall have determined that, after the Effective Date, the 17 adoption of any applicable law, rule or regulation regarding capital adequacy or liquidity, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Lender (or any Person controlling the Lender) as a consequence of the Lender’s obligations hereunder to a level below that which the Lender (or any Person controlling the Lender) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender (or any Person controlling the Lender) for such reduction, solely to the extent that any such additional amounts were incurred by the Lender within ninety (90) days of such demand. (c) Notices. The Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the Effective Date, that will entitle the Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lender, be otherwise disadvantageous to the Lender. A certificate of the Lender claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods. (d) Notwithstanding anything to the contrary herein, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” under this Article II regardless of the date enacted, adopted or issued and (z) except as may be provided in Section 2.15(a), the Lender shall not be entitled to assert any claim under this Section 2.15 in respect of or attributable to taxes. Section 2.16 Taxes. (a) Payments Net of Certain Taxes. Any and all payments made by or on account of any Loan Party to or for the account of the Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges and withholdings and all liabilities with respect thereto, excluding: (i) taxes imposed on or measured by the net income (including branch profits or similar taxes) of, and gross receipts, franchise or similar taxes imposed on, the Lender (A) by the jurisdiction (or subdivision thereof) under the laws of which the Lender is organized or in which its principal executive office is located or, in the case of the Lender, in which its Applicable Lending Office is located, or (B) that are Other Connection Taxes, (ii) in the case of the Lender, any United States withholding tax imposed on such payments, but only to the extent that the Lender is subject to United States withholding tax at the time the Lender first becomes a party to this Agreement or changes its Applicable Lending Office, (iii) any backup withholding tax imposed by the United States (or any state or locality thereof) on the Lender, and (iv) any taxes imposed by FATCA (all such nonexcluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.16(a)) the Lender receives an amount equal to the sum it would have received had no such deductions 18 been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Loan Party shall deliver to the Lender the original or a certified copy of a receipt evidencing payment thereof. (b) Other Taxes. In addition, each Loan Party agrees to pay any and all present or future stamp or court or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement, any Note or any other Loan Document or from the execution, delivery, performance, registration or enforcement of, or otherwise with respect to, this Agreement, any Note or any other Loan Document (collectively, “Other Taxes”). (c) Indemnification. Each Loan Party agrees to jointly and severally indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.16(c)), whether or not correctly or legally asserted, paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto as certified in good faith to the Borrower by the Lender seeking indemnification pursuant to this Section 2.16(c). This indemnification shall be paid within 15 days after the Lender makes demand therefor. (d) Refunds or Credits. If the Lender receives a refund, credit or other reduction from a taxation authority for any Taxes or Other Taxes for which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.16, it shall within fifteen (15) days from the date of such receipt pay over the amount of such refund, credit or other reduction to the Borrower (but only to the extent of indemnity payments made or additional amounts paid by the Loan Parties under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund, credit or other reduction), net of all reasonable out-of-pocket expenses of the Lender and without interest (other than interest paid by the relevant taxation authority with respect to such refund, credit or other reduction); provided, however, that each Loan Party agrees to repay, upon the request of the Lender, the amount paid over to the Borrower (plus penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund or credit to such taxation authority. (e) Tax Forms and Certificates. (i) Any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower on or about the date on which such Lender becomes a Lender under this Agreement, at any time such Lender changes its Applicable Lending Office and from time to time thereafter upon the reasonable request of the Borrower, executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (ii) any Lender that is not a “United States person” within the meaning of Section 7701(a)(3) of the Code (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Non- U.S. Lender becomes a Lender under this Agreement, at any time such Lender changes its Applicable Lending Office and from time to time thereafter upon the reasonable request of the Borrower, whichever of the following is applicable:: (A) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of IRS Form W- 8ECI; (C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a 19

“controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W- 8BEN-E; or (D) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-1 or D-2, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 on behalf of each such direct and indirect partner; (iii) any Non- U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date which such Non-U.S. Lender becomes a Lender under this Agreement, at any time such Lender changes its Applicable Lending Office and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and (iv) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with its obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (f) Exclusions. No Loan Party shall be required to indemnify any Non-U.S. Lender, or to pay any additional amount to any Non-U.S. Lender, pursuant to Sections 2.16(a), (b) or (c) in respect of Taxes or Other Taxes to the extent that the obligation to indemnify or pay such additional amounts, would not have arisen but for the failure of such Non-U.S. Lender to comply with the provisions of Section 2.16(e). (g) Mitigation. If any Loan Party is required to pay additional amounts to or for the account of the Lender pursuant to this Section 2.16, then the Lender will use reasonable efforts (which shall include efforts to rebook the Revolving Loans held by the Lender to a new Applicable Lending Office, or through another branch or affiliate of the Lender) to change the jurisdiction of its Applicable Lending Office if, in the good faith judgment of the Lender, such efforts (i) will eliminate or, if it is not possible to eliminate, reduce to the greatest extent possible any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous, in the sole determination of the Lender, to the Lender. The Lender claiming any indemnity payment or additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to deliver to Borrower any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of the Lender, be otherwise disadvantageous to the Lender. (h) Confidentiality. Nothing contained in this Section shall require the Lender to make available any of its tax returns (or any other information that it deems to be confidential or proprietary). 20

Section 2.17 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (a) the obligation of the Lender to make or maintain, or to convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 2.13 or (b) the Lender has demanded compensation under Section 2.15(a) with respect to its Euro-Dollar Loans and, in any such case, the Borrower shall, by at least four Business Days’ prior notice to the Lender, have elected that the provisions of this Section shall apply to the Lender, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply: (i) all Loans which would otherwise be made by the Lender as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro Dollar Loans of the Lender;) and (ii) after each of its Euro-Dollar Loans has been repaid, all payments of principal that would otherwise be applied to repay such Loans shall instead be applied to repay its Base Rate Loans. If the Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable. Section 2.18 Adjustments to the Maximum Facility Amount. (a) Subject to the terms and conditions of this Agreement, the Borrower may, during the Availability Period by delivering to the Lender a Request for an Adjustment in the form of Exhibit E, request an increase or decrease to the Maximum Facility Amount (each an “Optional Adjustment”); provided that the Borrower may not request any adjustment after the occurrence and during the continuance of a Default. (b) As a condition precedent to an Optional Adjustment, the Loan Parties shall deliver to the Lender a certificate of the Loan Parties dated the effective date of the Optional Adjustment, signed by Authorized Officers of each Loan Party, certifying that: (i) the resolutions adopted by each Loan Party approving or consenting to such Optional Adjustment are attached thereto and such resolutions are true and correct and have not been altered, amended or repealed and are in full force and effect, (ii) before and after giving effect to the Optional Adjustment, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) on and as of the effective date of the Optional Adjustment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except to the extent any such representation and warranty was qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty was true and correct in all respects) as of such earlier date, and (B) that no Default exists, is continuing, or would result from the Optional Adjustment and (iii) any necessary governmental, regulatory and third party approvals required to approve the Optional Increase, are attached thereto and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Lender, materially adverse conditions upon the consummation of the Optional Adjustment. Upon the request of the Lender, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in accordance with Section 2.05(d). Section 2.19 Termination of the Facility. Notwithstanding anything herein to the contrary, the Lender may elect at any time, in its sole discretion, to terminate this Agreement (regardless of whether 21 any Event of Default has occurred or is continuing at the time the Lender elects to exercise such right). Upon such termination, at the demand of the Lender, the Borrower will (i) pay in full all outstanding loans, all interest accrued and unpaid thereon and all other amounts payable under this Agreement and (ii) deposit in an account designated by and with the Lender, in the name of the Lender, in same day funds, an amount equal to 103% of the aggregate undrawn stated amounts of all Letters of Credit that are outstanding on such date. ARTICLE III LETTERS OF CREDIT Section 3.01 Letters of Credit. (a) The Lender agrees, on the terms and conditions set forth in this Agreement, to consider requests from the Borrower or any of its Subsidiaries that the Lender (i) make Revolving Loans from time to time on any business Day during the Availability Period or (ii) issue Letters of Credit from time to time on any Business Day during the Availability Period for the account, and upon the request, of the Borrower and in support of such obligations of the Borrower or any Affiliate of the Borrower that are reasonably acceptable to the Lender. (b) Notwithstanding anything to the contrary set forth herein, this Agreement is not a commitment on the part of the Lender to make any Revolving Loan or issue any Letter of Credit but rather sets forth the procedures to be used in connection with requests from the Borrower or any of its Subsidiaries for the Lender to issue Letters of Credit from time to time during the period from the Closing Date until the Termination Date and, if the Lender issues any Letters of Credit hereunder, the Borrower’s obligations to the Lender with respect thereto. Section 3.02 Method of Issuance of Letters of Credit. The Borrower shall give the Lender notice substantially in the form of Exhibit A-3 to this Agreement (a “Letter of Credit Request”) of the requested issuance or extension of an Letter of Credit prior to 1:00 P.M. (New York, New York time) three Business Days prior to the proposed date of the issuance or extension of Letters of Credit (which shall be a Business Day) (or such shorter period as may be agreed by the Lender in any particular instance), specifying the date such Letter of Credit is to be issued or extended and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Lender, the Lender shall timely give such notice of termination unless it has theretofore timely received a Letter of Credit Request and the other conditions to issuance of a Letter of Credit have theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than one year, provided, that no Letter of Credit shall have a term extending or be so extendible beyond the fifth Business Day before the Termination Date; provided, further, that a Letter of Credit may have a term extending or be so extendible (whether by extension or at the time of issuance) beyond the fifth Business Day before the Termination Date, so long as (A) such Letter of Credit is Cash Collateralized on the Termination Date and (B) the stated expiry date is no more than one year from the date of issuance or extension thereof.. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will deliver to the Borrower a true and complete copy of 22 such Letter of Credit or amendment. Section 3.03 Conditions to Issuance of Letters of Credit. The issuance by the Lender of each Letter of Credit shall, in addition to the conditions precedent set forth in Article IV, be subject to the conditions precedent that (a) such Letter of Credit shall be satisfactory in form and substance to the Lender, and (b) the Borrower and, if applicable, any such Affiliate of the Borrower, shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Lender shall have reasonably requested. Section 3.04 Drawings under Letters of Credit. Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall determine in accordance with the terms of such Letter of Credit whether such drawing should be honored. If the Lender determines that any such drawing shall be honored, the Lender shall make available to such beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing and shall notify the Borrower as to the amount to be paid as a result of such drawing and the payment date. Section 3.05 Reimbursement Obligations. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Lender for any amounts paid by the Lender upon any drawing under any Letter of Credit, together with any and all reasonable charges and expenses which the Lender may pay or incur relative to such drawing and interest on the amount drawn at the rate applicable to Base Rate Loans for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (a) at or before 1:00 P.M. (New York, New York time) on the date the Lender notifies the Borrower of such drawing, if such day is a Business Day and such notice is given at or before 10:00 A.M. (New York, New York time) on such date or (b) at or before 10:00 A.M. (New York, New York time) on the next succeeding Business Day, if such notice is given after 10:00 A.M. (New York, New York time) on a Business Day or at any time on a day that is not a Business Day; provided, that no payment otherwise required by this sentence to be made by the Borrower at or before 1:00 P.M. (New York, New York time) on any day shall be overdue hereunder if arrangements for such payment satisfactory to the Lender, in its reasonable discretion, shall have been made by the Borrower at or before 1:00 P.M. (New York, New York time) on such day and such payment is actually made at or before 3:00 P.M. (New York, New York time) on such day. In addition, the Borrower agrees to pay to the Lender interest, payable on demand, on any and all amounts not paid by the Borrower to the Lender when due under this Section 3.05, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. Each payment to be made by the Borrower pursuant to this Section 3.05 shall be made to the Lender in Federal or other funds immediately available to it at its address referred to Section 8.01. Section 3.06 Reliance. Any action taken or omitted to be taken by the Lender under or in connection with any Letter of Credit shall not create for the Lender any resulting liability if taken or omitted in the absence of gross negligence or willful misconduct. Lender shall be entitled (but not obligated) to rely, and shall be fully protected in relying, on the representation and warranty by the Borrower set forth in the last sentence of Section 4.02 to establish whether the conditions specified in clauses (b) and (c) of Section 4.02 are met in connection with any issuance or extension of a Letter of Credit. Lender shall be entitled to rely, and shall be fully protected in relying, upon advice and statements of legal counsel, independent accountants and other experts selected by the Lender and upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopier, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary unless the beneficiary and the Borrower shall have 23 notified the Lender that such documents do not comply with the terms and conditions of the Letter of Credit. The Lender shall be fully justified in refusing to take any action requested of it under this Section in respect of any Letter of Credit. Notwithstanding any other provision of this Section, the Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Section in respect of any Letter of Credit in accordance with a request of the Lender, and such request and any action taken or failure to act pursuant hereto shall be binding upon the Lender and all future holders of participations in such Letter of Credit; provided, that this sentence shall not affect any rights the Borrower may have against the Lender that make such request. Section 3.07 Obligations in Respect of Letters of Credit Unconditional. The obligations of the Borrower under Section 3.05 above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto; (b) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto; (c) the use which may be made of the Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting); (d) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Lender or any other Person, whether in connection with this Agreement or any Letter of Credit or any document related hereto or thereto or any unrelated transaction; (e) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (f) payment under a Letter of Credit against presentation to the Lender of a draft or certificate that does not comply with the terms of such Letter of Credit; provided, that the Lender’s determination that documents presented under such Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Lender; or (g) any other act or omission to act or delay of any kind by the Lender or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (g), constitute a legal or equitable discharge of the Borrower’s obligations hereunder. Nothing in this Section 3.07 is intended to limit the right of the Borrower to make a claim against the Lender for damages as contemplated by the proviso to the first sentence of Section 3.09. Section 3.08 Indemnification in Respect of Letters of Credit. Neither the Lender nor its affiliates nor any of their respective officers, directors, employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including, without limitation, any of the circumstances enumerated in Section 3.07, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) 24 any consequences arising from causes beyond the control of such indemnitee, including without limitation, any government acts, or (v) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided, that the Borrower shall not be required to indemnify the Lender for any claims, damages, losses, liabilities, costs or expenses, and the Borrower shall have a claim against the Lender for direct (but not consequential) damages suffered by it, to the extent found by a court of competent jurisdiction in a final, non-appealable judgment or order to have been caused by (i) the willful misconduct or gross negligence of the Lender in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the Lender’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 3.08 is intended to limit the obligations of the Borrower under any other provision of this Agreement. Section 3.09 ISP98. The rules of the “International Standby Practices 1998” as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall apply to such Letter of Credit unless otherwise expressly provided in such Letter of Credit. ARTICLE IV CONDITIONS Section 4.01 Conditions to Closing. The obligation of the Lender to make a Loan or issue a Letter of Credit on the occasion of the first Credit Event hereunder is subject to the satisfaction of the following conditions: (a) This Agreement. The Lender shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Lender in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party). (b) Notes. On or prior to the Effective Date, the Lender shall have received a duly executed Note for the account of the Lender requesting delivery of a Note pursuant to Section 2.05. (c) Officers’ Certificate. The Lender shall have received a certificate dated the Effective Date signed on behalf of each Loan Party by any Authorized Officer of such Loan Party stating that (A) on the Effective Date and after giving effect to the Loans and Letters of Credit being made or issued on the Effective Date, no Default shall have occurred and be continuing, and (B) the representations and warranties of such Loan Party contained in the Loan Documents are true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date in which case they were true and correct as of such earlier date. (d) Secretary’s Certificates. On the Effective Date, the Lender shall have received (i) a certificate of the Secretary of State (or equivalent body) of the jurisdiction of incorporation dated as of a recent date, as to the good standing of each Loan Party and (ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true, correct and complete copy of (x) the articles of incorporation of such Loan Party certified by the Secretary of State (or equivalent body) of the jurisdiction of incorporation of such Loan Party and (y) the bylaws of such Loan Party, (B) as to the absence of dissolution or liquidation proceedings by or against such Loan Party, (C) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and each other document delivered in connection herewith or therewith and that such resolutions have not been amended and are in full force and effect on the date of such certificate and (D) as to the incumbency and specimen signatures of each officer of such Loan Party executing the Loan Documents to which such Loan Party is a party or any other document delivered 25 in connection herewith or therewith. (e) Opinions of Counsel. On the Effective Date, the Lender shall have received from counsel to the Loan Parties, opinions addressed to the Lender, dated the Effective Date, substantially in the form of Exhibit C hereto. (f) Consents. All necessary governmental (domestic or foreign), regulatory and third party approvals, if any, authorizing borrowings hereunder in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained and remain in full force and effect, in each case without any action being taken by any competent authority which could restrain or prevent such transaction or impose, in the reasonable judgment of the Lender, materially adverse conditions upon the consummation of such transactions; provided that any such approvals with respect to increases in the Maximum Facility Amount as contemplated by Section 2.18 need not be obtained or provided until Borrower makes any such election. (g) Payment of Fees. All costs, fees and expenses due to the Arranger and the Lender accrued through the Effective Date shall have been paid in full. (h) Counsel Fees. The Lender shall have received full payment from the Borrower of the fees and expenses of Winston & Strawn LLP described in Section 8.03 which are billed through the Effective Date and which have been invoiced one Business Day prior to the Effective Date. Section 4.02 Conditions to All Credit Events. The obligation of the Lender to consider any Credit Event hereunder is subject to the satisfaction of the following conditions: (a) receipt by the Lender of a Borrowing Request as required by Section 2.03, or receipt by the Lender of a Letter of Credit Request as required by Section 3.02; (b) the fact that, immediately before and after giving effect to such Credit Event, no Default shall have occurred and be continuing; and (c) the fact that the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Credit Event, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date and except for the representations in Section 5.04(c), Section 5.05, Section 5.13 and Section 5.14(a), which shall be deemed only to relate to the matters referred to therein on and as of the Effective Date. Each Credit Event under this Agreement shall be deemed to be a representation and warranty by the Loan Parties on the date of such Credit Event as to the facts specified in clauses (b) and (c) of this Section. ARTICLE V REPRESENTATIONS AND WARRANTIES The Guarantor represents and warrants that, and as to the Borrower, the Borrower represents and warrants that: Section 5.01 Status. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate authority to execute and deliver this Agreement and each other Loan Document to which it is a party and perform its obligations hereunder and thereunder. The Guarantor is a corporation duly organized, validly existing and in good standing 26 under the laws of the Commonwealth of Pennsylvania and has the corporate authority to execute and deliver this Agreement and each other Loan Document to which it is a party and perform its obligations hereunder and thereunder. Section 5.02 Authority; No Conflict. The execution, delivery and performance by each Loan Party of this Agreement and each other Loan Document to which it is a party have been duly authorized by all necessary corporate action and do not violate (i) any provision of law or regulation, or any decree, order, writ or judgment, (ii) any provision of its articles of incorporation or bylaws, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which such Loan Party is a party; provided that any election to increase the Maximum Facility Amount as contemplated in Section 2.18 shall require further authorization of each Loan Party’s governing body and may require additional authorizations, consents or approvals from a Governmental Authority. Section 5.03 Legality; Etc. This Agreement and each other Loan Document (other than the Notes) to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party, and the Notes, when executed and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Borrower, in each case enforceable against the Borrower in accordance with their terms except to the extent limited by (a) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other similar laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (b) any applicable public policy on enforceability of provisions relating to contribution and indemnification. Section 5.04 Financial Condition. (a) Audited Financial Statements. The consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 2019 and the related consolidated statements of income and cash flows for the fiscal year then ended, reported on by Deloitte & Touche LLP, copies of which have been delivered to the Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. (b) [Intentionally Omitted]. (c) Material Adverse Change. Since December 31, 2019 there has been no change in the business, assets, financial condition or operations of the Guarantor and its Consolidated Subsidiaries, considered as a whole that would materially and adversely affect the Guarantor’s ability to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. Since December 31, 2019 there has been no change in the business, assets, financial condition or operations of the Borrower that would materially and adversely affect the Borrower’s ability to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. Section 5.05 Litigation. Except as disclosed in or contemplated by the Guarantor’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019 or any subsequent report of the Guarantor filed with the SEC on Form 10-K, 10-Q or 8-K, or as otherwise disclosed in writing to the Lender prior to the Effective Date, no litigation, arbitration or administrative proceeding against the Guarantor or any of its Subsidiaries is pending or, to the Guarantor’s knowledge, threatened, which would reasonably be expected to materially and adversely affect the ability of any Loan Party to perform any of its obligations under this Agreement, the Notes or the other Loan Documents. There is no litigation, arbitration or administrative proceeding pending or, to the knowledge of any Loan Party, threatened which questions the validity of this Agreement or the other Loan Documents to which it is a party. 27

Section 5.06 No Violation. No part of the proceeds of the borrowings by hereunder will be used, directly or indirectly by the Borrower for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for any other purpose which violates, or which conflicts with, the provisions of Regulations U or X of said Board of Governors. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such “margin stock”. Section 5.07 ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Material Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Material Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Material Plan, (ii) failed to make any contribution or payment to any Material Plan, or made any amendment to any Material Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Section 5.08 Governmental Approvals. No authorization, consent or approval from any Governmental Authority is required for the execution, delivery and performance by any Loan Party of this Agreement, the Notes and the other Loan Documents to which it is a party and except such authorizations, consents and approvals as shall have been obtained prior to the Effective Date and shall be in full force and effect; provided that any election to increase the Maximum Facility Amount as contemplated in Section 2.18 shall require further authorization of each Loan Party’s governing body and may require additional authorizations, consents or approvals from a Governmental Authority. Section 5.09 Investment Company Act. Neither the Borrower nor the Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Section 5.10 Tax Returns and Payments. Each Loan Party has filed or caused to be filed all Federal, state, local and foreign income tax returns required to have been filed by it and has paid or caused to be paid all income taxes shown to be due on such returns except income taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party shall have set aside on its books appropriate reserves with respect thereto in accordance with GAAP or that would not reasonably be expected to have a Material Adverse Effect. Section 5.11 Compliance with Laws. (a) To the knowledge of the Guarantor, the Guarantor and its Material Subsidiaries are in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of their respective businesses and the ownership of their respective property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (i) any alleged non-compliance is being contested in good faith by appropriate proceedings or (ii) such non-compliance would not reasonably be expected to materially and adversely affect the ability of the Loan Parties to perform any of their respective obligations under this Agreement, the Notes or any other Loan Document to which they are a party; and (b) To the knowledge of the Borrower, the Borrower is in compliance with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business, except to the extent (i) any alleged non-compliance is being contested in good faith by appropriate proceedings or (ii) such non-compliance would not reasonably be expected to materially and adversely affect the ability of the Borrower to perform any of its obligations under this Agreement, the Notes or any other Loan Document to which it is a party. 28

Section 5.12 No Default. No Default has occurred and is continuing. Section 5.13 Environmental Matters. (a) Except (x) as disclosed in or contemplated by the Guarantor’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019, or in any subsequent report of the Guarantor filed with the SEC on Form 10-K, 10-Q or 8-K or as otherwise disclosed in writing to the Lender, or (y) to the extent that the liabilities of the Guarantor and its Subsidiaries, taken as a whole, that relate to or could reasonably be expected to result from the matters referred to in clauses (i) through (iii) below of this Section 5.13(a), inclusive, would not reasonably be expected to result in a Material Adverse Effect: (i) no notice, notification, citation, summons, complaint or order has been received by the Guarantor or any of its Subsidiaries, no penalty has been assessed nor is any investigation or review pending or, to the Guarantor’s or any of its Subsidiaries’ knowledge, threatened by any governmental or other entity with respect to any (A) alleged violation by or liability of the Guarantor or any of its Subsidiaries of or under any Environmental Law, (B) alleged failure by the Guarantor or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (C) generation, storage, treatment, disposal, transportation or release of Hazardous Substances; (ii) to the Guarantor’s or any of its Subsidiaries’ knowledge, no Hazardous Substance has been released (and no written notification of such release has been filed) (whether or not in a reportable or threshold planning quantity) at, on or under any property now or previously owned, leased or operated by the Guarantor or any of its Subsidiaries; and (iii) no property now or previously owned, leased or operated by the Guarantor or any of its Subsidiaries or, to the Guarantor’s or any of its Subsidiaries’ knowledge, any property to which the Guarantor or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances, is listed or, to the Guarantor’s or any of its Subsidiaries’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), on CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up. (b) Except as disclosed in or contemplated by the Guarantor’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019, or in any subsequent report of the Guarantor filed with the SEC on Form 10-K, 10-Q or 8-K or otherwise disclosed in writing to the Lender, to the Guarantor’s knowledge there are no Environmental Liabilities that have resulted or could reasonably be expected to result in a Material Adverse Effect. (c) For purposes of this Section 5.13, the terms “the Guarantor” and “Subsidiary” shall include any business or business entity (including a corporation) which is a predecessor, in whole or in part, of the Guarantor or any of its Subsidiaries from the time such business or business entity became a Subsidiary of the Guarantor. Section 5.14 Material Subsidiaries and Ownership. (a) As of the Effective Date, (i) Schedule 5.14 states the name of each of the Guarantor’s Material Subsidiaries and its jurisdiction or jurisdictions of organization or incorporation, as applicable, (ii) except as disclosed in Schedule 5.14, each such Subsidiary is a Wholly Owned Subsidiary of the 29

Guarantor, and (iii) each of the Guarantor’s Material Subsidiaries is in good standing in the jurisdiction or jurisdictions of its organization or incorporation, as applicable, and has all corporate or other organizational powers to carry on its businesses except where failure to do so would not reasonably be expected to have a Material Adverse Effect. (b) Each of the Guarantor’s Material Subsidiaries is duly organized or incorporated and validly existing under the laws of the jurisdiction or jurisdictions of its organization or incorporation, as applicable. Section 5.15 OFAC. None of the Borrower, the Guarantor any Subsidiary of the Guarantor, nor, to the knowledge of the Guarantor or the Borrower, any director, officer, or Affiliate of the Borrower, the Guarantor or any of its Subsidiaries: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Persons or in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of any Loan will not be used, directly or indirectly, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. ARTICLE VI COVENANTS Each Loan Party agrees that from and after the Closing Date: Section 6.01 Information. The Loan Parties will deliver or cause to be delivered to the Lender (it being understood that the posting of the information required in clauses (a), (b) and (f) of this Section 6.01 on the Borrower’s website or the Guarantor’s website (http://www.pplweb.com) or making such information available on IntraLinks, SyndTrak (or similar service) shall be deemed to be effective delivery to the Lender): (a) Annual Financial Statements. Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Guarantor is not a Public Reporting Company, within one hundred and five (105) days after the end of each fiscal year of the Guarantor), a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year and accompanied by an opinion thereon by independent public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly the consolidated financial position of the Guarantor and its Consolidated Subsidiaries as of the date of such financial statements and the results of their operations for the period covered by such financial statements in conformity with GAAP applied on a consistent basis. (b) Quarterly Financial Statements. Promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC (or, if the Guarantor is not a Public Reporting Company, within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Guarantor (other than the last quarterly fiscal period of the Guarantor)), a consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such fiscal quarter, all certified (subject to normal year-end audit adjustments) as to fairness of presentation, GAAP and consistency by any Authorized Officer of the Guarantor. (c) Officer’s Certificate. Simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) above, a certificate of any Authorized Officer of the Guarantor, (i) setting forth in reasonable detail the calculations required to establish compliance with the requirements of Section 6.09 on the date of such financial statements and (ii) stating whether there exists on the date of 30 such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which the applicable Loan Party is taking or proposes to take with respect thereto. (d) Default. Forthwith upon acquiring knowledge of the occurrence of any (i) Default or (ii) Event of Default, in either case a certificate of an Authorized Officer of the applicable Loan Party setting forth the details thereof and the action which the applicable Loan Party is taking or proposes to take with respect thereto. (e) Change in Borrower’s Ratings. Promptly, upon any Authorized Officer obtaining knowledge of any change in a Borrower’s Rating, a notice of such Borrower’s Rating in effect after giving effect to such change. (f) Securities Laws Filing. To the extent the Guarantor or the Borrower is a Public Reporting Company, promptly when available and in any event within ten (10) days after the date such information is required to be delivered to the SEC, a copy of any Form 10-K Report to the SEC and a copy of any Form 10-Q Report to the SEC, and promptly upon the filing thereof, any other filings with the SEC. (g) ERISA Matters. If and when any member of the ERISA Group: (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Material Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Material Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives, with respect to any Material Plan that is a Multiemployer Plan, notice of any complete or partial withdrawal liability under Title IV of ERISA, or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose material liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Material Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code with respect to a Material Plan, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA; or (vii) fails to make any payment or contribution to any Plan or makes any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a copy of such notice, a certificate of the chief accounting officer or controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take. (h) Other Information. From time to time such additional financial or other information regarding the financial condition, results of operations, properties, assets or business of the Guarantor or any of its Subsidiaries as the Lender may reasonably request. Section 6.02 Maintenance of Insurance. Each Loan Party will maintain, or cause to be maintained, insurance with financially sound (determined in the reasonable judgment of the Borrower) and responsible companies in such amounts (and with such risk retentions) and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which such Loan Party operates. Section 6.03 Conduct of Business and Maintenance of Existence. Each Loan Party will (a) continue to engage in businesses of the same general type as now conducted by such Loan Party and, in the case of the Guarantor, its Subsidiaries and businesses related thereto or arising out of such businesses, except to the extent that the failure to maintain any existing business would not have a Material Adverse Effect and (b) except as otherwise permitted in Section 6.07, preserve, renew and keep in full force and 31 effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect, their respective corporate (or other entity) existence and their respective rights, privileges and franchises necessary or material to the normal conduct of business, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 6.04 Compliance with Laws, Etc. Each Loan Party will comply with all applicable laws, regulations and orders of any Governmental Authority, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, compliance with all applicable ERISA and Environmental Laws and the requirements of any permits issued under such Environmental Laws), except to the extent (a) such compliance is being contested in good faith by appropriate proceedings or (b) noncompliance could not reasonably be expected to have a Material Adverse Effect. Section 6.05 Books and Records. Each Loan Party (a) will keep, and, in the case of the Guarantor, will cause each of its Subsidiaries to keep, proper books of record and account in conformity with GAAP and (b) will permit representatives of the Lender to visit and inspect any of their respective properties, to examine and make copies from any of their respective books and records and to discuss their respective affairs, finances and accounts with their officers, any employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired; provided, that, the rights created in this Section 6.05 to “visit”, “inspect”, “discuss” and copy shall not extend to any matters which such Loan Party deems, in good faith, to be confidential, unless the Lender agrees in writing to keep such matters confidential. Section 6.06 Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes of the Borrower and its Affiliates, including for working capital purposes and for making investments in or loans to the Guarantor and Affiliates of the Loan Parties. The Borrower will request the issuance of Letters of Credit solely for general corporate purposes of the Borrower and its Affiliates. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock within the meaning of Regulation U. Section 6.07 Merger or Consolidation. No Loan Party will merge with or into or consolidate with or into any other corporation or entity, unless (a) immediately after giving effect thereto, no event shall occur and be continuing which constitutes a Default, (b) the surviving or resulting Person, as the case may be, assumes and agrees in writing to pay and perform all of the obligations of such Loan Party under this Agreement, (c) in the case of the Guarantor, substantially all of the consolidated assets and consolidated revenues of the surviving or resulting Person, as the case may be, are anticipated to come from the utility or energy businesses and (d) in the case of the Borrower, the senior unsecured long-term debt ratings (without giving effect to any third party credit enhancement except for a guaranty of the Guarantor or a permitted successor) from both Rating Agencies of the surviving or resulting Person, as the case may be, immediately following the merger or consolidation is equal to or greater than the Borrower’s Ratings from both Rating Agencies immediately preceding the announcement of such consolidation or merger. Section 6.08 Asset Sales. Except for the sale of assets required to be sold to conform with governmental requirements, the Guarantor and its Material Subsidiaries shall not consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 25% of the total assets of the Guarantor and its Consolidated Subsidiaries as of the beginning of the Guarantor’s most recently ended full fiscal quarter; provided, however, that any such Asset Sale will be disregarded for purposes of the 25% limitation specified above: (a) if any such Asset Sale is in the ordinary course of business of the Guarantor and its Subsidiaries; (b) if the assets subject to any such Asset Sale are worn out or are no 32 longer useful or necessary in connection with the operation of the businesses of the Guarantor or its Subsidiaries; (c) if the assets subject to any such Asset Sale are being transferred to a Wholly Owned Subsidiary of the Guarantor; (d) if the proceeds from any such Asset Sale (i) are, within twelve (12) months of such Asset Sale, invested or reinvested by the Guarantor or any Subsidiary in a Permitted Business, (ii) are used by the Guarantor or any Subsidiary to repay Debt of the Guarantor or such Subsidiary, or (iii) are retained by the Guarantor or any Subsidiary; or (e) if, prior to any such Asset Sale, both Rating Agencies confirm the then-current Borrower’s Ratings after giving effect to any such Asset Sale. Section 6.09 Consolidated Debt to Consolidated Capitalization Ratio. The ratio of Consolidated Debt of the Guarantor to Consolidated Capitalization of the Guarantor shall not exceed 70%, measured as of the end of each fiscal quarter. ARTICLE VII DEFAULTS Section 7.01 Events of Default. If one or more of the following events (each an “Event of Default”) shall have occurred and be continuing: (a) neither Loan Party shall pay when due any principal on any Loans or Reimbursement Obligations; or (b) neither Loan Party shall pay when due any interest on the Loans and Reimbursement Obligations, any fee or any other amount payable hereunder or under any other Loan Document for five (5) days following the date such payment becomes due hereunder; or (c) any Loan Party shall fail to observe or perform any of its covenants or agreements contained in Sections 6.05(b), 6.06, 6.07, 6.08 or 6.09; or (d) any Loan Party shall fail to observe or perform any of its covenants or agreements contained in Section 6.01(d)(i) for 30 days after any such failure or in Section 6.01(d)(ii) for ten (10) days after any such failure; or (e) any of the Loan Parties shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document (other than those covered by clauses (a), (b), (c) or (d) above) for thirty (30) days after written notice thereof has been given to the defaulting party by the or at the request of the Lender; or (f) any representation, warranty or certification made by any Loan Party in this Agreement or any other Loan Document or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or (g) any Loan Party shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Material Debt beyond any period of grace provided with respect thereto, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Debt beyond any period of grace provided with respect thereto if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Debt or a trustee on its or their behalf to cause, such Debt to become due prior to its stated maturity; or (h) any Loan Party shall commence a voluntary case or other proceeding seeking liquidation, 33 reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay, or shall admit in writing its inability to pay, its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or (i) an involuntary case or other proceeding shall be commenced against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Loan Party under the Bankruptcy Code; or (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $50,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; or (k) any Loan Party shall fail within sixty (60) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, entered against it that is not stayed on appeal or otherwise being appropriately contested in good faith; or (l) a Change of Control shall have occurred; or (m) the Guaranty shall cease to be in full force or effect or shall be found by any judicial proceeding to be unenforceable or invalid; or the Guarantor shall deny or disaffirm in writing the Guarantor’s obligations under the Guaranty; then, and in every such event, while such event is continuing, the Lender may by notice to the Borrower declare the Loans and Letter of Credit Liabilities (together with accrued interest and accrued and unpaid fees thereon and all other amounts due hereunder) to be, and the Loans and Letter of Credit Liabilities shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind (except as set forth above), all of which are hereby waived by the Borrower and require the Borrower to, and the Borrower shall, cash collateralize (in accordance with Section 2.08(a)(ii)) all Letter of Credit Liabilities then outstanding; provided, that, in the case of any Default or any Event of Default specified in Section 7.01(h) or 7.01(i) above, without any notice to the Borrower or any other act by the Lender, the Loans and Reimbursement Obligations (together with accrued interest and accrued and unpaid fees thereon and all other amounts due hereunder) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall cash collateralize (in accordance with Section 2.08(a)(ii)) all Letter of Credit Liabilities then outstanding. ARTICLE VIII MISCELLANEOUS 34

Section 8.01 Notices. Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing (for purposes hereof, the term “writing” shall include information in electronic format such as electronic mail and internet web pages) or by telephone subsequently confirmed in writing. Any notice shall have been duly given and shall be effective if delivered by hand delivery or sent via electronic mail, telecopy, recognized overnight courier service or certified or registered mail, return receipt requested, or posting on an internet web page, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, or telecopy, (ii) on the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service or (iii) on the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers, in the case of any of the Loan Parties and the Lender, set forth below, and, in the case of the Lender, set forth on signature pages hereto, or at such other address as such party may specify by written notice to the other parties hereto: if to the Loan Parties: PPL Capital Funding, Inc. PPL Corporation Two North Ninth Street Allentown, Pennsylvania 18101-1179 Attention: Treasurer or Assistant Treasurer Telephone: 610-774-5151 Facsimile: 610-774-5235 with a copy to: PPL Services Corporation Two North Ninth Street (GENTW4) Allentown, Pennsylvania 18101-1179 Attention: Frederick C. Paine, Esq. Telephone: 610-774-7445 Facsimile: 610-774-6726 if to the Lender: The Bank of Nova Scotia 720 King Street West, 4th Floor Toronto, Ontario Canada M5V 2T3 Attention: Nazmul Arefin Telephone: 416-933-5267 Facsimile: 212-225-5709 Email: Nazmul.Arefin@scotiabank.com with copies to GWSLoanOps.USCorp@scotiabank.com Section 8.02 No Waivers; Non-Exclusive Remedies. No failure by the Lender to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law. 35

Section 8.03 Expenses; Indemnification. (a) Expenses. The Borrower shall pay (i) all out-of-pocket expenses of the Lender, including legal fees and disbursements of one primary counsel and any other local counsel retained by the Lender and the Arranger, in its reasonable discretion, in connection with the preparation, execution, delivery and administration of the Loan Documents, any waiver or consent thereunder or any amendment thereof or any Default or alleged Default thereunder and (ii) all reasonable out-of-pocket expenses incurred by the Arranger and the Lender, including (without duplication) the fees and disbursements of outside counsel, in connection with any restructuring, workout, collection, bankruptcy, insolvency and other enforcement proceedings in connection with the enforcement and protection of its rights; provided, that the Borrower shall not be liable for any legal fees or disbursements of any counsel for the Arranger and the Lender incurred prior to the Effective Date other than Winston & Strawn LLP associated with the preparation, execution and delivery of this Agreement and the closing documents contemplated hereby. (b) Indemnity in Respect of Loan Documents. Each of the Loan Parties agrees to jointly and severally indemnify the Arranger and the Lender, their respective Affiliates and the respective directors, officers, trustees, agents, employees and advisors of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and any civil penalties or fines assessed by OFAC), which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened (whether by the Guarantor, the Borrower, any Subsidiary or Affiliate of the Borrower or any other Person) in any way relating to or arising out of this Agreement, any other Loan Document or any documents contemplated hereby or thereby or referred to herein or therein or any actual or proposed use of proceeds of Loans hereunder; provided, that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non- appealable judgment or order. (c) Indemnity in Respect of Environmental Liabilities. Each of the Loan Parties agrees to jointly and severally indemnify each Indemnitee and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses or disbursements of any kind whatsoever (including, without limitation, reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and reasonable fees and disbursements of counsel) which may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, incurred by or asserted against such Indemnitee in respect of or in connection with any actual or alleged presence or release of Hazardous Substances on or from any property now or previously owned or operated by the Guarantor or any of its Subsidiaries or any predecessor of the Guarantor or any of its Subsidiaries, or any and all Environmental Liabilities. Without limiting the generality of the foregoing, the Borrower hereby waives all rights of contribution or any other rights of recovery with respect to liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses and disbursements in respect of or in connection with Environmental Liabilities that it might have by statute or otherwise against any Indemnitee. (d) Waiver of Damages. To the fullest extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or 36 instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that nothing in this Section 8.03(d) shall relieve the Lender from its obligations under Section 8.12. Section 8.04 Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if such amendment or waiver is in writing and is signed by the Loan Parties and the Lender. Section 8.05 Successors and Assigns. (a) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of the Lender, except to the extent any such assignment results from the consummation of a merger or consolidation permitted pursuant to this Agreement. (b) Register. The Borrower hereby designates the Lender to serve as the Borrower’s agent, solely for purposes of this Section 8.05(b), to (i) maintain a register (the “Register”) on which the Lender will record the Loans made by the Lender and each repayment in respect of the principal amount of the Loans of the Lender and to (ii) retain a copy of each Assignment and Assumption Agreement delivered to the Lender pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and the Lender shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. Section 8.06 Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the internal laws of the State of New York. Each Loan Party hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Loan Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum. Section 8.07 Counterparts; Integration; Effectiveness. This Agreement shall become effective on the Effective Date. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. On and after the Effective Date, this Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Section 8.08 Generally Accepted Accounting Principles. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Guarantor’s independent public accountants) with the audited consolidated financial statements of the 37

Guarantor and its Consolidated Subsidiaries most recently delivered to the Lender; provided, that, if the Guarantor notifies the Lender that the Guarantor wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP the operation of such covenant (or if the Lender notifies the Guarantor that the Lender wish to amend Article VI for such purpose), then the Guarantor’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Guarantor and the Lender. Section 8.09 Usage. The following rules of construction and usage shall be applicable to this Agreement and to any instrument or agreement that is governed by or referred to in this Agreement. (a) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby or referred to herein and in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein. (b) The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or in any instrument or agreement governed here shall be construed to refer to this Agreement or such instrument or agreement, as applicable, in its entirety and not to any particular provision or subdivision hereof or thereof. (c) References in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, this Agreement unless the context otherwise requires; references in any instrument or agreement governed by or referred to in this Agreement to “Article”, “Section”, “Exhibit”, “Schedule” or another subdivision or attachment shall be construed to refer to an article, section or other subdivision of, or an exhibit, schedule or other attachment to, such instrument or agreement unless the context otherwise requires. (d) The definitions contained in this Agreement shall apply equally to the singular and plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning as the word “shall”. The term “including” shall be construed to have the same meaning as the phrase “including without limitation”. (e) Unless the context otherwise requires, any definition of or reference to any agreement, instrument, statute or document contained in this Agreement or in any agreement or instrument that is governed by or referred to in this Agreement shall be construed (i) as referring to such agreement, instrument, statute or document as the same may be amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or in any agreement or instrument governed by or referred to in this Agreement), including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (ii) to include (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. Any reference to any Person shall be construed to include such Person’s successors and permitted assigns. (f) Unless the context otherwise requires, whenever any statement is qualified by “to the best knowledge of” or “known to” (or a similar phrase) any Person that is not a natural person, it is intended to indicate that the senior management of such Person has conducted a commercially reasonable inquiry and investigation prior to making such statement and no member of the senior management of such Person (including managers, in the case of limited liability companies, and general partners, in the case of partnerships) has current actual knowledge of the inaccuracy of such statement. 38

(g) Unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time. Section 8.10 WAIVER OF JURY TRIAL. EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 8.11 Confidentiality. The Lender agrees to hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, that nothing herein shall prevent the Lender from disclosing such information (i) to any other Person if reasonably incidental to the administration of the Loans and Letter of Credit Liabilities, (ii) upon the order of any court or administrative agency, (iii) to the extent requested by, or required to be disclosed to, any rating agency or regulatory agency or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iv) which had been publicly disclosed other than as a result of a disclosure by the Lender prohibited by this Agreement, (v) in connection with any litigation to which the Lender or any of its Subsidiaries or Affiliates may be party, (vi) to the extent necessary in connection with the exercise of any remedy hereunder, (vii) to the Lender’s Affiliates and their respective directors, officers, employees and agents including legal counsel and independent auditors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (viii) with the consent of the Borrower, (ix) to Gold Sheets and other similar bank trade publications, such information to consist solely of deal terms and other information customarily found in such publications and (x) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee or to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to the Loan Parties’ Obligations hereunder. Notwithstanding the foregoing, the Lender or Winston & Strawn LLP may circulate promotional materials and place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web, in each case, after the closing of the transactions contemplated by this Agreement in the form of a “tombstone” or other release limited to describing the names of the Loan Parties or their Affiliates, or any of them, and the amount, type and closing date of such transactions, all at their sole expense. Section 8.12 USA PATRIOT Act Notice. If the Lender is subject to the Patriot Act (as hereinafter defined) it hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify each Loan Party in accordance with the Patriot Act. Section 8.13 No Fiduciary Duty. The Lender and its Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Loan Parties, their respective Affiliates and/or their respective stockholders (collectively, solely for purposes of this paragraph, the “Borrower Parties”). Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty (other than any implied duty of good faith) between the Lender Party, on the one hand, and any Borrower Party, on the other. The Lender Parties acknowledge and agree that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Loan Parties, on the other and (b) in connection therewith and with the process leading thereto, (i) no Lender Party has assumed an advisory or fiduciary responsibility in favor of any Borrower Party with 39 respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Lender Party has advised, is currently advising or will advise any Borrower Party on other matters) or any other obligation to any Borrower Party except the obligations expressly set forth in the Loan Documents and (ii) the Lender is acting solely as principal and not as the agent or fiduciary of any Borrower Party. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that the Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower Party, in connection with such transaction or the process leading thereto. Section 8.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by the Lender. Section 8.15. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 8.16. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. ARTICLE IX GUARANTY Section 9.01 Guaranty. The Guarantor unconditionally, absolutely and irrevocably guarantees to the Lender, as though it was a primary obligor for, the full and punctual payment of the Obligations when due (whether at stated maturity, upon acceleration or otherwise). If the Borrower fails to pay any Obligation punctually when due, the Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Loan Document. Notwithstanding the foregoing, the liability of the Guarantor individually with respect to its obligations, including any payment made pursuant to, this Guaranty shall be limited to an aggregate amount equal to the maximum amount that would not render the Guarantor’s obligations hereunder subject to avoidance under the Bankruptcy Code or any comparable provisions of any applicable state law. This Guaranty is a Guarantee of payment and not merely of collection. Section 9.02 Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (a) any change in the amount or purpose of or the time, manner, method, or place of payment 40 or performance of any of the Obligations or any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Person under any Loan Document, by operation of law or otherwise; (b) any modification, extension, renewal or amendment of or supplement to any Loan Document or any of the Obligations or any execution or delivery of any additional Loan Documents; (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower or any other Person under any Loan Document; (d) any change in the corporate existence, structure or ownership of the Borrower or any other Person or any of their respective Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Person or any of their assets or any resulting release or discharge of any obligation (including any of the Obligations) of the Borrower or any other Person under any Loan Document; (e) the existence of any claim, set-off, defense, counterclaim, withholding or other right that the Guarantor or the Borrower may have at any time against any Person (including the Lender), whether in connection with the Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim or defense by separate suit or compulsory counterclaim; (f) any avoidance, subordination, invalidity or unenforceability relating to or against the Borrower or any other Person for any reason of any Obligation or any Loan Document, any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by the Borrower or any other Person, or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Obligation or provision of any Loan Document; (g) any failure of the Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or to assert any breach of or default under any Loan Document or any breach of the Obligations; or (h) any other act or omission to act or delay of any kind by the Borrower, any other party to any Loan Document or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (h), constitute a legal or equitable discharge of or defense to any obligation of the Guarantor hereunder. Section 9.03 Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until all Obligations shall have been paid in full and all Letters of Credit have either expired, been repaid in full or been cash collateralized. If at any time any payment of any Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder shall be reinstated as though such payment had been due but not made at such time. Section 9.04 Waiver by Guarantor. The Guarantor irrevocably waives (a) acceptance hereof, presentment, demand for performance, promptness, diligence, notice of non-performance, default, acceleration, protest or dishonor and any notice not provided for herein, (b) any requirement that at any time any action be taken by any Person against the Borrower or any other Person, (c) any right to revoke this Guaranty, and (d) any defense based on any right of set-off, recoupment, counterclaim, withholding or other deduction of any nature against or in respect of the Obligations. Section 9.05 Subrogation. Upon making payment with respect to any Obligation, the Guarantor shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided 41 that the Guarantor agrees it will not exercise any rights against the Borrower arising in connection with the Obligations by way of subrogation against the Borrower, or by reason of contribution against any other guarantor of such Obligations until all Obligations shall have been paid in full, and all Letters of Credit have either expired, been repaid in full or been cash collateralized. Section 9.06 Stay of Acceleration. If acceleration of the time for payment of any Obligation by the Borrower is stayed, enjoined or prevented for any reason (including but not limited to by reason of the insolvency or receivership of the Borrower or otherwise), all Obligations otherwise subject to acceleration under the terms of any Loan Document shall nonetheless be payable by the Guarantor forthwith on demand by the Lender. Section 9.07 Continuing Guaranty. The Guaranty set forth in this Article IX is a continuing guaranty, shall be binding on the Guarantor and its successors and assigns, and shall be enforceable by each holder from time to time of the Obligations (including, without limitation, the Lender and each Indemnitee, each, a “Guaranteed Party”). If all or part of any Guaranteed Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation; and without limitation of the foregoing, any of the Obligations shall be and remain Obligations entitled to the benefit of this Guaranty if any Guaranteed Party assigns or otherwise transfers all or part of its interest in any Obligation or any of its rights or obligations under any Loan Document. Section 9.08 Default Payments by Borrower. Upon the occurrence and during the continuation of any default under any Obligation, if any amount shall be paid to the Guarantor by or for the account of the Borrower with respect to such Obligation, such amount shall be held in trust for the benefit of the Lender to be credited and applied to the Obligations when due and payable. [Signature Pages to Follow] 42

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. BORROWER: PPL CAPITAL FUNDING, INC. By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Vice President and Treasurer GUARANTOR: PPL CORPORATION By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Vice President-Finance and Treasurer [Signature Page to Uncommitted Letter of Credit Agreement] d

THE BANK OF NOVA SCOTIA, as the Lender By: /s/ David Dewar Name: David Dewar Title: Director d

SCHEDULE 5.14 Material Subsidiaries Name Jurisdiction of Organization LG&E and KU Energy LLC Kentucky PPL Electric Utilities Corporation Pennsylvania PPL Energy Supply, LLC Delaware PPL Global, LLC Delaware

EXHIBIT A-l Form of Borrowing Request , The Bank of Nova Scotia 720 King Street West, 4th Floor Toronto, Ontario Canada M5V 2T3 Attention: Nazmul Arefin Telephone: 416-933-5267 Facsimile: 212-225-5709 Ladies and Gentlemen: This request shall constitute a “Borrowing Request” pursuant to Section 2.03 of the Revolving Credit Agreement dated as of March 12, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor and The Bank of Nova Scotia, as Lender. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. 1. The date of the Borrowing will be , .1 2. The aggregate principal amount of the Borrowing will be . 3. The Borrowing will consist of [Base Rate] [Euro-Dollar] Loans. 4. The initial Interest Period for the Loans comprising such Borrowing shall be .2 Pursuant to Section 4.02 of the Credit Agreement, each of the delivery of this request and the acceptance by the Borrower of the proceeds of the requested Borrowing constitutes a representation and warranty by the Borrower that, on the date of extending the requested Borrowing (and immediately before and after giving effect to it and to the application of the proceeds of it) all of the statements in Section 4.02 of the Credit Agreement are true and correct. The Borrower agrees that, if before the time of the requested Borrowing any matter certified to in this request by it will not be true and correct at that time as if then made, then it will immediately so notify you. Except to the extent, if any, that before the time of the requested Borrowing you shall receive written notice to the contrary from the Borrower, each matter certified to in this request shall be deemed once again to be certified as true and correct at the date of the requested Borrowings as if then made. Please wire transfer the proceeds of the requested Borrowing to the accounts of the following Persons at the banks indicated respectively: [Insert appropriate delivery instructions, which shall include bank and account number]. 1 Must be a Business Day. 1 Revolving Borrowings must be an aggregate principal amount of $5,000,000 or any larger integral multiple of $1,000,000. 2 Applicable for Euro-Dollar Loans only. Insert “one month”, “two months”, “three months” or “six months” (subject to the provisions of the definition of “Interest Period”).

PPL CAPITAL FUNDING, INC. By: Name: Title:

EXHIBIT A-2 Form of Notice of Conversion/Continuation , The Bank of Nova Scotia 720 King Street West, 4th Floor Toronto, Ontario Canada M5V 2T3 Attention: Nazmul Arefin Telephone: 416-933-5267 Facsimile: 212-225-5709 Ladies and Gentlemen: This notice shall constitute a “Notice of Conversion/Continuation” pursuant to Section 2.06(d)(ii) of the Revolving Credit Agreement dated as of March 12, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor and The Bank of Nova Scotia, as Lender. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. 1. The Group of Loans (or portion thereof) to which this notice applies is [all or a portion of all Base Rate Loans currently outstanding] [all or a portion of all Euro-Dollar Loans currently outstanding having an Interest Period of months and ending on the Election Date specified below]. 2. The date on which the conversion/continuation selected hereby is to be effective is , (the “Election Date”).1 3. The principal amount of the Group of Loans (or portion thereof) to which this notice applies is $ .2 4. [The Group of Loans (or portion thereof) which are to be converted will bear interest based upon the [Base Rate] [Adjusted London Interbank Offered Rate].] [The Group of Loans (or portion thereof) which are to be continued will bear interest based upon the [Base Rate][Adjusted London Interbank Offered Rate].] 5. The Interest Period for such Loans will be .3 [Signature Page Follows] 1 Must be a Business Day. 2 May apply to a portion of the aggregate principal amount of the relevant Group of Loans; provided that the portion to which such notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger integral multiple of $1,000,000. 3 Applicable only in the case of a conversion to, or a continuation of, Euro-Dollar Loans. Insert “one month”, “two months”, “three months” or “six months” (subject to the provisions of the definition of “Interest Period”).

PPL CAPITAL FUNDING, INC. By: Name: Title:

EXHIBIT A-3 Form of Letter of Credit Request , The Bank of Nova Scotia 720 King Street West, 4th Floor Toronto, Ontario Canada M5V 2T3 Attention: Nazmul Arefin Telephone: 416-933-5267 Facsimile: 212-225-5709 Ladies and Gentlemen: This notice shall constitute a “Letter of Credit Request” pursuant to Section 3.02 of the Revolving Credit Agreement dated as of March 12, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor and The Bank of Nova Scotia, as Lender. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. [The undersigned hereby requests that 1 issue a Letter of Credit on , 2 in the aggregate amount of $ .] [This request is to extend a Letter of Credit previously issued under the Credit Agreement; Letter of Credit No. .] The beneficiary of the requested Letter of Credit will be 3, and such Letter of Credit will be in support of 4 and will have a stated termination date of 5. Copies of all documentation with respect to the supported transaction are attached hereto. [Signature Page Follows] 1 Insert name of Lender. 2 Must be a Business Day. 3 Insert name and address of beneficiary. 4Insert a description of the obligations, the name of each agreement and/or a description of the commercial transaction to which this Letter of Credit Request relates. 5Insert the last date upon which drafts may be presented (which may not be later than one year after the date of issuance specified above or beyond the fifth Business Day prior to the Termination Date).

PPL CAPITAL FUNDING, INC. By: Name: Title: APPROVED: THE BANK OF NOVA SCOTIA, as the Lender By: Name: Title:

EXHIBIT B Form of Note , FOR VALUE RECEIVED, the undersigned, PPL CAPITAL FUNDING, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of (hereinafter, together with its successors and assigns, called the “Holder”), at the place and times provided in the Credit Agreement (as defined below), the principal sum of AND /100s DOLLARS ($ ), or, if less, the principal amount of all Loans advanced by the Holder to the Borrower pursuant to the Credit Agreement, plus interest as hereinafter provided. Such Loans may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of the Borrower’s obligation to repay unpaid principal and interest hereunder. All capitalized terms used herein shall have the meanings ascribed to them in that certain Revolving Credit Agreement dated as of March 12,, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, PPL Corporation, as the Guarantor and The Bank of Nova Scotia, as Lender, except to the extent such capitalized terms are otherwise defined or limited herein. The Borrower shall repay principal outstanding hereunder from time to time, as necessary, in order to comply with the Credit Agreement. All amounts paid by the Borrower shall be applied to the Obligations in such order of application as provided in the Credit Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable on the maturity date provided in the Credit Agreement, or such earlier date as payment of the Loans shall be due, whether by acceleration or otherwise. The Borrower shall be entitled to borrow, repay, reborrow, continue and convert the Holder’s Loans (or portions thereof) hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Loan may be made as provided in the Credit Agreement. The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article II of the Credit Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by law, overdue interest, shall bear interest payable on DEMAND at the default rate as provided in the Credit Agreement. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Holder in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Holder not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. All parties now or hereafter liable with respect to this Note, whether the Borrower, any guarantor, endorser or any other Person or entity, hereby waive presentment for payment, demand, notice of non- payment or dishonor, protest and notice of protest. B-1

No delay or omission on the part of the Holder or any holder hereof in exercising its rights under this Note, or delay or omission on the part of the Holder, the Lender, or any of them, in exercising its or their rights under the Credit Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Holder or any holder hereof, nor shall any waiver by the Holder, the Lender, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion. The Borrower promises to pay all reasonable costs of collection, including reasonable attorneys’ fees, should this Note be collected by or through an attorney-at-law or under advice therefrom. This Note evidences the Holder’s Loans (or portion thereof) under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Note upon the happening of certain stated events, and provisions for prepayment. This Note is entitled to the benefit of the Guaranty of the Guarantor, as set forth in the Credit Agreement. Reference is made to the Credit Agreement for a description of the terms and conditions of such Guaranty, and the respective rights and limitations of the Holder, the Borrower and the Guarantor thereunder. This Note shall be governed by and construed in accordance with the internal laws of the State of New York. [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] B-2

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its duly authorized representative as of the day and year first above written. PPL CAPITAL FUNDING, INC. By: Name: Title: B-3

LOANS AND PAYMENTS OF PRINCIPAL Amount of Notation Made Date Amount of Loan Type Principal By Repaid B-4

EXHIBIT C (to the Revolving Credit Agreement) Form of Borrower’s Opinion March 12, 2020 To The Bank of Nova Scotia, as Lender under the Credit Agreement referred to below Re: Revolving Credit Agreement Ladies and Gentlemen: I am Senior Counsel of PPL Services Corporation, an affiliate of PPL Corporation, a Pennsylvania corporation (the “Guarantor”), and PPL Capital Funding, Inc., a Delaware corporation (the “Borrower”), and have acted as counsel to the Guarantor and the Borrower in connection with the $50,000,000 Revolving Credit Agreement, dated as of March 12, 2020 (the “Agreement”), among the Borrower, the Guarantor and The Bank of Nova Scotia, as Lender (the “Lender”). Capitalized terms used but not defined herein have the meaning assigned to such terms in the Agreement. I am familiar with the Agreement and the other documents executed and delivered by the Borrower and the Guarantor in connection with the Agreement. I have also examined such other documents and satisfied myself as to such other matters as I have deemed necessary in order to render this opinion. I have assumed that the Agreement and instruments referred to in this opinion have been duly authorized, executed and delivered by all parties thereto other than the Borrower and the Guarantor. Based on the foregoing, I am of the opinion that: 1. The Guarantor is duly organized, validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power to execute and deliver the Agreement, and to perform its obligations under the Agreement. 2. The execution and delivery of the Agreement by the Borrower and the Guarantor have been duly authorized by each of the Borrower and Guarantor and do not violate any provision of law or regulation or any decree, order, writ or judgment applicable to the Borrower or the Guarantor, as the case may be, or any provision of their respective certificate of incorporation or articles of incorporation, or result in the breach of or constitute a default under any indenture or other agreement or instrument known to me to which either is a party. 3. The Agreement has been duly executed and delivered by the Borrower and the Guarantor. 4. The Agreement constitutes the legal, valid and binding agreement of each of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor in accordance with its terms, except to the extent limited by (a) bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles that may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of D- 5 law or equity or (b) any applicable public policy on enforceability of provisions relating to indemnification, contribution, waivers and exculpatory provisions (the “Enforceability Exceptions”). 5. Except as disclosed in or contemplated by the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2019, or in other reports filed under the Securities Exchange Act of 1934 from January 1, 2020 to the date hereof, or otherwise furnished in writing to the Lender, no litigation, arbitration or administrative proceeding or inquiry is pending or, to my knowledge, threatened which would reasonably be expected to materially and adversely affect the ability of the Guarantor or the Borrower to perform any of their respective obligations under the Agreement. To my knowledge, there is no litigation, arbitration or administrative proceeding pending or threatened that questions the validity of the Agreement. 6. Neither the Guarantor nor the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. 7. There have not been any “reportable events,” as that term is defined in Section 4043 of the Employee Retirement Income Security Act of 1974, as amended, which would result in a material liability of the Guarantor. 8. No authorization, consent or approval of any Governmental Authority of the United States of America, the Commonwealth of Pennsylvania or the State of New York is required for the execution and delivery of the Agreement, except such authorizations, consents and approvals as have been obtained prior to the date hereof, which authorizations, consents and approvals are in full force and effect. In rendering the opinions set forth above, I note that any exercise by the Borrower of the option to increase the Maximum Facility Amount as contemplated in Section 2.18 of the Agreement will require additional authorization by the Boards of Directors of the Borrower and the Guarantor. I am a member of the Pennsylvania Bar and the New York Bar and I express no opinion as to the law of any jurisdiction other than the laws of the Commonwealth of Pennsylvania, the State of New York, the Delaware General Corporation Law and the federal law of the United States of America. In rendering its opinion to the addressee hereof, Bracewell LLP may rely as to matters of Pennsylvania law addressed herein upon this letter as if it were addressed directly to them. Without my prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose. Very truly yours, Frederick C. Paine D- 6

[BW Letterhead] March __, 2020 To: The Bank of Nova Scotia, as Administrative Agent, Lender and Issuing Lender under the Revolving Credit Agreement referred to below RE: PPL Capital Funding, Inc. – Sixth Amendment to Revolving Credit Agreement Ladies and Gentlemen: We have acted as special counsel to PPL Capital Funding, Inc., a Delaware corporation (the "Borrower"), and PPL Corporation, a Pennsylvania Corporation (the “Guarantor,” and collectively with the Borrower, the "Opinion Parties"), in connection with the Sixth Amendment to the Revolving Credit Agreement, dated as of March __, 2020 (the "Amendment"), among the Borrower, the Guarantor and The Bank of Nova Scotia, as Administrative Agent, Lender and Issuing Lender (the "Bank"), which amends the Revolving Credit Agreement, dated as of March 26, 2014 (as such Agreement has been amended by the First through Fifth Amendments thereto, the "Existing Credit Agreement," and, as amended by the Amendment, the “Credit Agreement”), among the Borrower, the Guarantor and the Bank. This opinion letter is delivered to you pursuant to Section 3.4 of the Amendment. As used herein, (i) "New York UCC" means the Uniform Commercial Code, as amended and in effect in the State of New York on the date hereof; and (ii) "Applicable Law" means the General Corporation Law of the State of Delaware, in effect on the date hereof, and those laws, rules, and regulations of the State of New York and of the United States of America as in effect on the date hereof which in our experience are normally applicable to such Opinion Party and to transactions of the type provided for in the Opinion Documents to which such Opinion Party is a party; provided, however, that Applicable Law does not include any law described in qualification paragraph (O) below. In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined each of the following agreements, instruments and documents: (a) an executed copy of the Amendment; (b) an executed copy of the Existing Credit Agreement; and (c) [executed copies of Revolving Credit Notes delivered to the Bank on the date hereof.] The Amendment [and the Revolving Credit Notes] are referred to collectively herein as the “Execution Documents”. The [Execution Documents and the Credit Agreement] are referred to collectively herein as the “Opinion Documents”. We have also examined records of the Company’s proceedings relating to the authorization of the Credit Agreement [and the Notes], as well as the following organizational documents, and certificates in connection with the opinions expressed herein (collectively, the "Reliance Documents"): (a) a copy of the Certificate of Incorporation of the Borrower, certified to us by the Secretary of the Borrower as being complete and correct and in full force and effect as of the date hereof and a copy of the by-laws of the Borrower, certified by the Secretary of the Borrower as being complete and correct and in full force and effect on the date hereof; (b) a copy of a certificate, dated March __, 2020, of the Secretary of State of the State of Delaware as to the existence and good standing of the Borrower in the State of Delaware as of such date; and

(d) the Officer's Certificate of the Guarantor, delivered to us in connection with this opinion letter (the "Officer's Certificate"). The Reliance Documents specified in clause (a) above are referred to herein collectively as the "Certified Organizational Documents". The Reliance Documents specified in clause (b) above are referred to herein collectively as the "Good Standing Certificates". In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and we assume the accuracy of, the representations and warranties of the Opinion Parties contained in the Opinion Documents, the Officer's Certificate and other certificates and oral or written statements and other information of or from representatives of the Opinion Parties and others and we assume compliance on the part of the Opinion Parties with their covenants and agreements contained therein. In connection with the opinions expressed in the first sentence of opinion paragraph 1 below, we have relied upon and such opinions are limited solely to the Certified Organizational Documents and Good Standing Certificates. With respect to the opinions expressed in the second sentence of opinion paragraph 1 below and the opinions expressed in opinion paragraphs 2, 3 and 4 below, we have assumed that the Guarantor and the Borrower are engaged only in the businesses described in the Guarantor’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, and that except as so described, such Opinion Parties do not engage or propose to engage in any industry, business or activity, or own or propose to own any properties or assets, that causes or would cause any such Opinion Party to be subject to any special federal, state or local laws or regulations that are not applicable to business organizations generally and we have with your permission relied upon the foregoing without any independent investigation or verification on our part. With respect to the opinion expressed in opinion paragraph 7 below, such opinion is provided and based solely upon facts set forth in the certificate of the Guarantor with respect to the businesses and activities of the respective Opinion Parties and other matters relating to such laws with respect to the respective Opinion Parties, and we have with your permission relied on such certification without any independent investigation or verification on our part. Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that: 1. Existence and Good Standing. The Borrower is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Borrower has the corporate power and authority to execute and deliver the [Execution Documents to which it is a party] and to perform its obligations under the [Opinion Documents to which it is a party]. 2. Authorization. The execution and delivery to the Bank by the Borrower of the [Execution Documents to which it is a party], and the performance by the Borrower of its obligations under the [Opinion Documents to which it is a party], have been authorized by all necessary corporate action by the Borrower. 3. Approvals; Other Required Actions. Under Applicable Law no filing or registration by the Borrower or the Guarantor with, or approval or consent of, any governmental agency or authority of the State of New York, or the United States of America (“Governmental Approval”) is required to have been obtained by the Borrower or the Guarantor for the valid execution and delivery by it of the Credit Agreement [or the Notes]. 4. Execution, Delivery, and Enforceability. Each Execution Document has been duly executed on behalf of the Borrower under Applicable Law of the State of Delaware. Each Execution Document has been delivered on behalf of each Opinion Party signatory thereto under Applicable Law of the State of New York. Each Opinion Document constitutes, with respect to each Opinion Party that is a D- 8 party thereto, a valid and binding obligation of such Opinion Party, enforceable against such Opinion Party in accordance with its terms. 5. "No Violation". The execution and delivery to the Bank by each Opinion Party of the Execution Documents to which it is a party do not violate (a) in the case of the Borrower, any provision of the Certified Organizational Documents of the Borrower, or (b) any Applicable Law. 6. Margin Regulations. The borrowings by the Borrower under the Credit Agreement and the application of the proceeds thereof as provided in the Credit Agreement will not violate Regulations U or X of the Board of Governors of the Federal Reserve System (the "Margin Regulations"). 7. Investment Company Act. The Guarantor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”). The Borrower is not an “investment company” within the meaning of the 1940 act pursuant to Rule 3a-5 under the 1940 Act. In rendering the opinions above, we note that any exercise by the Borrower of the option to increase the Commitments as contemplated in Section 2.19 of the agreement will require additional authorization by the Boards of Directors of the Borrower and the Guarantor and may require Governmental Approvals. The opinions set forth above are subject to the following assumptions, qualifications and limitations: (A) With your permission, all of the following assumptions, qualifications, limitations and statements of reliance have been made without any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated in this opinion letter, and we express no opinion with respect to the subject matter or accuracy of any of the assumptions or items upon which we have relied. We have not made any independent or other investigation or inquiry as to any such circumstances, matters or facts. (B) We have assumed that no fraud, duress, undue influence, mutual mistake of fact, dishonesty, forgery, coercion, unconscionability or breach of fiduciary duty exists or will exist with respect to any of the Opinion Documents or any other matter relevant to this opinion letter. (C) Our opinions are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, equitable subordination, moratorium, receivership, conservatorship, arrangement or similar laws, and related regulations and judicial doctrines, affecting or relating to creditors' rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith and fair dealing, reasonableness, impracticability or impossibility of performance, equitable defenses, the exercise of judicial discretion and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity. We express no opinion as to the enforceability or effect of any agreement, instrument or undertaking (including, without limitation, any statutory undertaking) that is not itself an Opinion Document but that is the subject of any provision in any Opinion Document requiring an Opinion Party to perform or to cause any other Person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, or otherwise incorporating by reference, such agreement, instrument or undertaking. (D) We express no opinion as to the validity or enforceability of any provision in the Opinion Documents: (i) providing that any person or entity may sell or otherwise dispose of, or purchase, any collateral subject thereto, or exercise or enforce any other right or remedy (including, without limitation, any self-help or taking possession remedy), except in compliance with applicable laws; D- 9

(ii) establishing standards for the performance of the obligations of good faith, diligence, reasonableness and care prescribed by the New York UCC or of any of the rights or duties referred to in Section 9-603 of the New York UCC or providing for specific performance; (iii) relating to indemnification, contribution, exculpation or release of liability to the extent limited by applicable law and equitable principles in connection with violations of any securities laws or other laws or statutory duties or public policy, or in connection with willful, reckless or unlawful acts or gross negligence or negligence, strict liability or bad faith or misconduct of the indemnified, released or exculpated party or the party receiving contribution; (iv) providing that any person or entity may exercise set-off or similar rights other than in accordance with and pursuant to applicable law; (v) relating to choice of governing law, to the extent that the enforceability of any such provision (A) is to be determined by any court other than a court of the State of New York or (B) may be subject to constitutional limitations or considerations of comity; (vi) waiving any rights to trial by jury that is not both mutual and conspicuous; (vii) relating to venue of any court, or purporting to confer, or constituting an agreement to submit to or with respect to, subject matter jurisdiction of any court to adjudicate any matter; (viii) specifying that provisions may be amended or waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice, course of dealing or course of conduct has been created that modifies or waives any provision of such Opinion Documents; (ix) giving any person or entity the power to terminate, liquidate or accelerate obligations without any notice to the Opinion Parties; (x) purporting to restrict, vary or waive applicable laws, access to legal or equitable remedies or defenses, rights of a debtor or other obligor or rights to recover damages (including, without limitation, actual, consequential, incidental, special, indirect, exemplary or punitive damages); (xi) providing that decisions by a party are conclusive or binding or may be made in its sole or absolute discretion; (xii) providing that a guarantee will not be affected by a modification of the obligation guaranteed in cases where the modification increases or changes such obligation; (xiii) purporting to create any power of attorney, proxy or similar power or right; (xiv) providing for punitive damages; (xv) providing for liquidated damages, interest on interest, prepayment penalties or premiums, late fees or default rates of interest to the extent that any of the foregoing may be deemed a penalty; (xvi) providing for restraints on alienation of property and purporting to render transfers of such property void and of no effect or prohibiting or restricting the assignment or transfer of D- 10 property or rights to the extent that any such prohibition or restriction is ineffective pursuant to Sections 9-406 through 9-409 of the New York UCC; (xvii) that is a fraudulent transfer or conveyance savings clause; (xviii) purporting to establish evidentiary standards; (xix) providing that remedies are cumulative or nonexclusive or permitting a party to pursue multiple remedies; (xx) imposing any obligation to take any action, the taking of which is (a) by its terms discretionary, (b) subject to the approval of a third party, or (c) otherwise subject to a contingency which is not within the ability of a party to satisfy; (xxi) relating to the effect of any delay or failure of any party to exercise or enforce any rights or remedies; (xxii) relating to letters of credit to the extent that such provision would be subject to the limitations set forth in Section 5-103(c) of the New York UCC; and (xxiii) relating to any “swap” (as such term is defined in Section 1a(47) of the Commodity Exchange Act), including any guarantee thereof, or the grant of any lien or security interest to secure any such swap, to the extent such swap, or such guaranty or such lien or security interest is provided by, or creates joint and several liability imposed upon, any person or entity that is not an “eligible contract participant” within the meaning of Section 1a(18) of the Commodity Exchange Act. (E) Our opinions as to enforceability are subject to the effect of generally applicable rules of law that: (i) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected; and (ii) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, or that permit a court to reserve to itself a decision as to whether any provision of any agreement is severable. (F) We express no opinion as to the enforceability of any purported waiver, release, variation, disclaimer, consent or other agreement to similar effect (all of the foregoing, collectively, a "Waiver") by any Opinion Party under any of the Opinion Documents to the extent limited by Sections 9-602 or 9-624 of the New York UCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty or defense or a ground for, or a circumstance that would operate as, a discharge or release otherwise existing or occurring as a matter of law (including judicial decisions). (G) To the extent it may be relevant to the opinions expressed herein, we have assumed that (i) each party to the Opinion Documents (other than the Borrower) is validly existing in good standing in its jurisdiction of organization, has all requisite power and authority, and, other than in the case of the Opinion Parties, has obtained all relevant authorizations, consents and approvals, and made all filings and D- 11 registrations, necessary to execute, deliver and perform the Opinion Documents to which it is a party and to consummate the transactions contemplated thereby and that each such Opinion Document constitutes legal, valid and binding obligations of, and is enforceable against, such party, and (ii) the execution and delivery of the Opinion Documents by each of the parties thereto (other than, with respect to the Opinion Parties, to the extent set forth herein), and the performance by such party of its obligations under the Opinion Documents to which it is a party, will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties. (H) For purposes of the opinions set forth in opinion paragraph 6 above, we have assumed that (i) the Bank does not and will not have the benefit of any agreement or arrangement (excluding the Opinion Documents) pursuant to which any extensions of credit to any Opinion Party are directly or indirectly secured by "margin stock" (as defined under the Margin Regulations), (ii) neither the Bank nor any of its affiliates has extended or will extend any other credit to any Opinion Party directly or indirectly secured by margin stock, and (iii) the Bank has not relied and will not rely upon any margin stock as collateral in extending or maintaining any extensions of credit pursuant to the Credit Agreement, as to which we express no opinion. (I) Our opinions are limited solely to those expressly set forth herein, and we express no opinions by implication. (J) We express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of each of the addressees or any other person or entity with any state or federal laws or regulations (including, without limitation, the policies, procedures, guidelines, and practices of any regulatory authority with respect thereto) applicable to each of them by reason of their status as or affiliation with a federally insured depository institution, a financial holding company, a bank holding company, a thrift holding company, a non-federally insured depository institution, a securities broker or dealer, an investment company, an investment adviser, a futures commission merchant, a commodity trading advisor, a commodity pool operator, an insurance company, any other non-bank financial institution, or any other regulated financial institution, except as expressly set forth in opinion paragraph 6 and opinion paragraph 7 above. (K) Our opinions as to any matters governed by (i) the Delaware Corporation Law are based solely upon our review of the Delaware General Corporation Law as published in Delaware Corporation Laws Annotated, 2019-2020 Edition, LexisNexis, without any review or consideration of any decisions or opinions of courts or other adjudicative bodies or governmental authorities of the State of Delaware, whether or not reported or summarized in the foregoing publications. (L) Insofar as our opinions in opinion paragraph 4 above relate to the enforceability under New York law of the choice of law provisions contained in the Opinion Documents selecting New York law as the governing law thereof or provisions relating to the submission to jurisdiction of the courts of the State of New York, such opinions are rendered solely in reliance upon the Act of July 19, 1984, ch.421, 1984 McKinney's Sess. Law of N.Y. 1406 (codified as N.Y. Gen. Oblig. Law Sections 5-1401 and 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001)). We call to your attention that such Section 5-1401 of the NYGOL refers to Section 1-105 of the New York UCC; however, effective December 17, 2014, Article 1 of the New York UCC was amended such that the substance of what was covered by Section 1-105 thereof is now covered by Section 1-301 of the New York UCC but conforming changes to Section 5-1401 were not made at that time to refer to Section 1-301. Accordingly, we do not express any opinion as to the effect of such amendment to Article 1 of the New York UCC on such Section 5-1401 or on any opinion stated herein that relates to the enforceability of the choice of New York law contained in any Opinion Document. In addition, we note that the application of such New York laws to a transaction where D- 12 the State of New York has no contact or only insignificant contact with the parties and the transaction may raise constitutional and comity issues. We direct your attention to Lehman Brothers Commercial Corporation v. Minmetals International Non-Ferrous Metals Trading Company, 2000 U.S. Dist. LEXIS 16445 (S.D.N.Y. 2000), in which the court analyzed such New York laws and noted that "[i]t remains to be seen, however, whether a state with no connection to either of the parties or the transactions could apply its own law, consonant with the Full Faith and Credit Clause [of the U.S. Constitution], when doing so would violate an important public policy of a more-interested state." (M) We express no opinion as to (i) the financial condition or solvency of any Opinion Party; (ii) the ability (financial or otherwise) of any Opinion Party to meet its respective obligations under any Opinion Documents to which it is a party; or (iii) the compliance of the Opinion Documents or the transactions contemplated thereby with, or the effect of any of the foregoing with respect to, any antifraud or other applicable legal disclosure requirements. (N) We express no opinion as to any accounting, financial or economic matters or the accuracy as to factual matters of any representation, warranty, data or other information, whether oral or written, that may have been made by any legal entity involved in any transaction described in any Opinion Document. (O) As used in this opinion “Applicable Law” does not include, and we express no opinion about, any of the following: (a) except as expressly set forth in opinion paragraph 6 and opinion paragraph 7 above, any federal or state banking, thrift, credit union, bank holding company, thrift holding company, financial holding company, securities, commodities, insurance, investment company, investment adviser, premium finance or life settlement laws, rules and regulations; (b) any federal or state labor, pension, or other employee benefit laws, rules and regulations; (c) any federal or state antitrust, trade or unfair competition laws, rules and regulations; (d) any federal or state laws, rules and regulations relating to the environment, safety, health, or other similar matters; (e) any laws, rules, regulations, ordinances, orders, or decisions of any county, municipality, town, subdivision or similar local authority of any jurisdiction or any agency, district or instrumentality thereof, including any zoning or land use laws or regulations; (f) any federal or state tax laws, rules and regulations or any accounting matters; (g) any federal or state laws, rules or regulations relating to copyrights, patents, trademarks, or other intellectual property; (h) any federal or state laws relating to racketeering, civil forfeiture or other criminal acts; (i) any federal or state laws, rules and regulations relating to emergencies, national security, money laundering or privacy rights; (j) the Dodd- Frank Wall Street Reform and Consumer Protection Act and rules and regulations related thereto; (l) except with respect to our opinions in paragraph 3 and paragraph 5 above, any federal or state laws, rules or regulations relating to the regulation of utilities; or (m) judicial and administrative decisions, orders, rulings and other interpretations addressing any laws or regulations described in this proviso as being excluded from Applicable Law. We have been engaged by the Opinion Parties to represent them solely for purposes of rendering the opinions expressed in this letter, but we caution you that we are not the sole outside counsel to the Opinion Parties or their respective affiliates. Our representation of the Opinion Parties is limited to certain specified discrete matters selected by them. The Opinion Parties and their respective affiliates have in the past used, and to our knowledge continue to use, other law firms to represent them in connection with other matters, including without limitation, litigation, corporate, securities and regulatory matters. Accordingly, the scope of this opinion is limited to the matters addressed herein. No inference with regard to other matters should be drawn from our representation of the Opinion Parties or their respective affiliates for purposes of rendering the opinions expressed in this letter. This opinion letter shall be interpreted in accordance with the customary practice of United States lawyers who regularly give opinions in transactions of this type, and United States lawyers who regularly D- 13 advise opinion recipients regarding such opinions. The opinions expressed herein are solely for the benefit of the addressees hereof in connection with the transaction referred to herein and may not be relied on by such addressees for any other purpose or in any manner, or furnished to or relied on for any purpose by any other person or entity, in each case without our prior written consent. [Notwithstanding the foregoing, at your request, we hereby consent to (i) this opinion letter being furnished to your agents and representatives, and (ii) reliance hereon by any future assignee of the Bank’s interests in the Loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 9.06 of the Credit Agreement, on the condition and understanding that (a) this letter speaks only as of the date hereof, (b) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any Person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (c) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.] This opinion letter is rendered as of the date set forth above. We expressly disclaim any obligation to update this opinion letter in any respect after such date. Very truly yours, D- 14

EXHIBIT D-1 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Revolving Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, and the Bank of Nova Scotia, as the Lender, and other each lender from time to time party thereto. Pursuant to the provisions of Section 2.16 of the Revolving Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ] D- 1

EXHIBIT D-2 FORM OF U.S. TAX COMPLIANCE CERTIFICATE (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Revolving Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), among PPL Capital Funding, Inc., as the Borrower, PPL Corporation, as the Guarantor, and the Bank of Nova Scotia, as the Lender, and other each lender from time to time party thereto. Pursuant to the provisions of Section 2.16 of the Revolving Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Revolving Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W- 8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement. [NAME OF LENDER] By:_________________________________ Name: Title: Date: ________ __, 20[ ] D-2

EXHIBIT E Form of Request for an Adjustment Dated as of: PPL CAPITAL FUNDING, INC. (the “Borrower”) and PPL CORPORATION (the “Guarantor”), in connection with the Revolving Credit Agreement dated as of [______], 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Guarantor, and The Bank of Nova Scotia, as Lender, hereby certifies that: 1. The Borrower requests an [increase/decrease] to the Maximum Facility Amount in the amount of ($ ) (the “Optional Adjustment”). 2. All of the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (except to the extent any such representation and warranty was qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty was true and correct in all respects) as of such earlier date and except for the representations in Section 5.04(c), Section 5.05, Section 5.13 and Section 5.14(a) of the Credit Agreement, which shall be deemed only to relate to the matters referred to therein on and as of the Effective Date. 3. There does not exist, as of this date, and there will not exist after giving effect to the Optional Increase, any Default or Event of Default under the Credit Agreement. 4. All necessary governmental, regulatory and third party approvals, if required, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation. 5. Attached hereto as Annex A are resolutions adopted by the Guarantor and the Borrower authorizing such Optional Increase, and such resolutions are true and correct and have not been altered, amended or repealed and are in full force and effect. Capitalized terms used in this Notice of Revolving Increase and not otherwise defined herein are used as defined in the Credit Agreement. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK] [Signature page follows]

IN WITNESS WHEREOF, each of the Borrower and the Guarantor, acting through an authorized signatory, has signed this Notice of Revolving Increase as of the day and year first above written. PPL CAPITAL FUNDING, INC. By: Name: Title: PPL CORPORATION By: Name: Title:

Annex I Lender Information Name Lending Office The Bank of Nova Scotia 250 Vesey Street, 23-24 FL New York, NY 10281 PPL CAPITAL FUNDING, INC. - UNCOMMITTED LETTER OF CREDIT AGREEMENT